Exhibit 3.2

ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP

FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

DATED AS OF DECEMBER 10, 2025

THE LIMITED PARTNERSHIP INTERESTS (THE “UNITS”) OF ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP (THE “PARTNERSHIP”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS, OTHER THAN UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED (THE “1934 ACT”), IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS FOURTH Amended and Restated limited PARTNERSHIP Agreement. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS FOURTH Amended and Restated Limited PARTNERSHIP Agreement. THEREFORE, PURCHASERS OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS

Appendix A – Form of Management Agreement

Appendix B – Unit Redemption Program

ii

FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

Ares Sports, Media and Entertainment Opportunities LP

This FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP, a Delaware limited partnership (the “Partnership”), is made as of this 10th day of December, 2025, by and among Ares SME Management O GP LLC, a Delaware limited liability company, as general partner (the “General Partner”) and the parties listed in the books and records as limited partners of the Partnership, as limited partners.

WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership, dated as of November 19, 2024, which was filed for recordation in the office of the Secretary of State of the State of Delaware on November 19, 2024 and a Limited Partnership Agreement, dated as of November 19, 2024 (the “Original Agreement”), between the General Partner and the Initial Limited Partner;

WHEREAS, the Original Agreement was amended and restated pursuant to the terms of the Amended and Restated Limited Partnership Agreement dated as of December 4, 2024 (the “A&R Agreement”), entered into among the General Partner, the Initial Limited Partner and other Unitholders party thereto, to reflect, among other things, the withdrawal of the Initial Limited Partner and the admission of certain Unitholders and to make further those certain modifications set forth therein;

WHEREAS, the A&R Agreement was amended and restated pursuant to the terms of the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of June 1, 2025 (the “Second A&R Agreement”);

WHEREAS, the Second A&R Agreement was further amended and restated pursuant to the terms of the Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of August 1, 2025 (the “Third A&R Agreement”); and

WHEREAS, the parties hereto desire to enter into this Agreement to amend and restate the Third A&R Agreement in its entirety to make the modifications hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Third A&R Agreement in its entirety to read as follows:

Article I

Definitions

As used herein, the following terms shall have the following meanings:

1934 Act: The U.S. Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

1940 Act: The U.S. Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

75% in Interest: At any time, the Unitholders holding 75% of the total Units then entitled to vote in the Partnership.

A&R Agreement: As defined in the recitals hereto.

Act: The Delaware Revised Uniform Limited Partnership Act, 6 Del. Code § 17-101 et seq., as the same may be amended from time to time or any successor statute.

Adjusted Capital Account Balance: With respect to any Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5) and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Advisers Act: The U.S. Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

Administration Agreement: The Administration Agreement, dated as of March 10, 2025, between the Partnership and the Administrator.

Administrator: Ares Operations LLC, a Delaware limited liability company.

Affiliate: With respect to the Person to which it refers, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person. The term Affiliate shall not include Other Ares Funds. For this purpose, (i) Portfolio Companies and other entities through or with respect to which Portfolio Investments are made or held thereby (including Intermediate Entities) and/or portfolio companies (and such entities) and alternative investment vehicles of any Other Ares Fund and (ii) non-employee advisors to Ares with respect to particular industries or market segments and operating partners and senior advisors, including members of the Industry Advisory Board and Brand Ambassadors shall not be considered Affiliates of the Partnership, the General Partner, the Manager or any officer, director, member, partner or shareholder of the General Partner or the Manager. Notwithstanding the foregoing, no Portfolio Company and other entities through or with respect to which Portfolio Investments are made or held thereby shall be considered an Affiliate of any other otherwise unrelated Portfolio Company (and such other entities) solely because of common ownership or control by the Partnership or the General Partner.

Agreed Value: The fair market value of a Partner’s non-cash Subscriptions as agreed to by such Partner and the General Partner.

Agreement: This Fourth Amended and Restated Limited Partnership Agreement, including any annexes and schedules hereto, as may be amended, modified or supplemented from time to time.

Applicable Hurdle Amount Rate: With respect to any class of Units, the applicable rate specified in Schedule 1 hereto.

Applicable Rate: With respect to any class of Units, the applicable rate specified in Schedule 1 hereto.

Ares: Ares Management LLC, a Delaware limited liability company, and any successor in interest thereto.

Assignee: As defined in Section 8.2(a).

Assumed Income Tax Rate: The highest marginal rates applicable to a natural person resident in a United States jurisdiction provided under applicable federal, state, local and non-U.S. income tax laws to which the General Partner’s partners or former partners (or any of their respect direct or indirect beneficial owners) are subject, taking into account the character of income or gain as determined in the hands of the General Partner, ignoring any allowable U.S. federal income tax deduction for state and local taxes if not fully deductible, and assuming that the 3.8% Medicare tax imposed under Section 1411 of the Code is payable and treated as an additional tax, and using such other assumptions as the General Partner may determine.

Board of Directors: As defined in Section 5.3(a).

Brand Ambassador: A Person designated as such by the Manager that provides services or takes actions designed to enhance or promote the business, brand or image of the Partnership, a Portfolio Investment, a Portfolio Company and/or a Sports League.

Broken Deal Expenses: As defined in Section 6.3(a)(ii).

Business Day: A day which is not a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by law to close.

Capital Account: As defined in Section 10.1(a).

Carrying Value: With respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Partnership assets may be adjusted to equal their respective Fair Market Values, as determined by the General Partner, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Units by any new or existing Partner in exchange for more than a de minimis Subscription; (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner; or (c) such other dates as may be specified in such Treasury Regulations; provided, that adjustments pursuant to clauses (a), (b) or (c) above shall be made only if the General Partner determines in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits and Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes.

Cause: Cause as determined by the General Partner in its sole discretion, which may include but is not limited to, conduct or circumstances that would be detrimental to the operations or reputation of the Partnership, the General Partner or Ares or may impair the Independent Directors’ ability to perform their duties in a satisfactory manner.

Cause Event: With respect to the General Partner or the Manager, (a) the criminal conviction of such Person for a material violation of federal securities laws, or any rule or regulation promulgated thereunder, or any other criminal statute involving a material breach of fiduciary duty to SME Opps; (b) the conviction of such Person of a felony under any federal or state statute punishable by a fine of more than $500,000 or incarceration of more than sixty (60) days (excluding any inadvertent, procedural or technical violation such as routine filing, record keeping, notice, timing or other requirements that do not have any material consequences to SME Opps or that are corrected or cured without any material liability to SME Opps); (c) the commission by such Person of an action, or the omission by such Person to take an action, if such commission or omission constitutes gross negligence, willful misconduct, fraud or willful or reckless disregard for such Person’s duties to SME Opps or (d) any willful breach of this Agreement resulting in a material adverse effect on SME Opps. A Cause Event shall only be deemed to occur if it is Finally Adjudicated.

Class A-D Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-D Unit as provided in this Agreement.

Class A-I Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-I Unit as provided in this Agreement.

Class A-N Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-N Unit as provided in this Agreement.

Class A-S Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-S Unit as provided in this Agreement.

Class D Unit: A Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.

Class E Unit: A Unit entitling the holder thereof to the rights of a holder of a Class E Unit as provided in this Agreement, which for the avoidance of doubt will be held only by Ares, Other Ares Funds and their Affiliates and the other Partners that are (a) officers, directors, employees and operating advisors of Ares and its Affiliates, (b) directors, officers and employees of past, present and prospective Portfolio Companies and portfolio companies of Other Ares Funds, (c) friends and family members of such Persons set forth in (a) and (b), (d) members of the Industry Advisory Board, (e) Brand Ambassadors, (f) investment vehicles, trusts and similar arrangements established by or for the benefit of such Persons or any of their respective Affiliates or otherwise for estate planning or charitable purposes or (g) as otherwise described in the Memorandum.

Class I Unit: A Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.

Class N Unit: A Unit entitling the holder thereof to the rights of a holder of a Class N Unit as provided in this Agreement.

Class S Unit: A Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.

Closing Date: The date on which the Partnership first admits third-party investors or such other date as determined by the General Partner in its sole discretion.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time or any successor U.S. federal income tax code.

Communications Laws: The U.S. Communications Act of 1934, as amended, and the FCC’s rules and regulations promulgated thereunder.

Comparable Fund: As defined in Section 4.5(a).

Corporation: A corporation or other entity (which may, at the election of the General Partner, be a U.S. limited liability company or other entity, including a non-U.S. entity in circumstances deemed appropriate in good faith by the General Partner) that is taxable under Subchapter C of the Code.

Covered Person: As defined in Section 4.2(a).

Damages: As defined in Section 4.3(a).

Director: As defined in Section 5.3(a).

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

Excess Profits: As defined in Section 3.3(a)(i).

Fair Market Value: The value of the Portfolio Investments, determined in accordance with the valuation policies of the Manager, as updated from time to time.

FATCA: Sections 1471 through 1474 of the Code, any present or future regulations promulgated thereunder or official interpretations thereof or any forms, instructions or other guidance issued pursuant thereto, any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements entered into in connection with such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements or similar regimes or any legislation or regime which implements, or implements rules similar to, any intergovernmental agreement entered into for the automatic exchange of tax information or the Organisation for Economic Co-operation and Development’s Common Reporting Standard.

FCC: The U.S. Federal Communications Commission.

Feeder Fund: An investment vehicle formed by the General Partner or its Affiliates for the purpose of aggregating unaffiliated investors and investing (directly or indirectly) in the Partnership, including Ares SME O TE LP, a Delaware series limited partnership, or as otherwise designated as such in writing by the General Partner in connection with its admission to the Partnership.

Finally Adjudicated: Found by a court of competent jurisdiction upon entry of a final judgment rendered and unappealable or not timely appealed.

Fiscal Quarter: The calendar quarter or, in the case of the first fiscal quarter and in the event of the last fiscal quarter, the fraction thereof commencing on the Closing Date or ending on the date on which the winding-up of the Partnership is completed, as the case may be.

Fiscal Year: As defined in Section 2.8.

General Partner: Ares SME Management O GP LLC, a Delaware limited liability company, and any general partner substituted therefor in accordance with this Agreement.

General Partner Expenses: As defined in Section 6.1.

General Partnership Interest: The Partnership interest held by the General Partner that grants the General Partner the rights afforded to the General Partner under this Agreement (including, without limitation, the right to receive the Performance Participation Allocation). Units held by the General Partner as a Unitholder are not part of the General Partnership Interest.

GP Event of Withdrawal: The complete withdrawal or assignment of all of the General Partnership Interest (other than in connection with a permitted assignment and substitution under Section 8.1), or the dissolution and commencement of winding up of the General Partner.

Hurdle Amount: For any period during a Reference Period, a Hurdle Amount means that amount that results in the Applicable Hurdle Amount Rate annualized internal rate of return on the Net Asset Value of the Units outstanding at the beginning of such Reference Period and all Units issued since the beginning of such Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Units and (ii) all issuances of Units over the period. The ending Net Asset Value of the Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Participation Allocation and any applicable Servicing Fees and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership directly or indirectly invests in an Portfolio Investment or any comparable entities of any Other Ares Fund, or taxes paid by any such entity since the end of the prior Reference Period and may be calculated without taking into account certain deferred tax liabilities of subsidiaries through which the Partnership directly or indirectly invests. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units redeemed during such period, which Units will be subject to the Performance Participation Allocation upon such redemption as described in Section 3.3.

Indemnitee: As defined in Section 4.3(a).

Independent Director: As defined in Section 5.3(a).

Industry Advisory Board: An industry advisory board selected by the Manager comprised principally of sports, media and entertainment industry insiders, professionals and senior executives, current or former athletes and other persons who the Manager believes are qualified to provide advisory, introductory and other services in respect of SME Opps.

Initial Limited Partner: Matthew Jill.

Intermediate Entities: As defined in Section 2.11(c).

Loss Carryforward Amount: The Loss Carryforward Amount shall equal zero on the Closing Date and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Units redeemed during such year, which Units will be subject to the Performance Participation Allocation upon such redemption as described in Section 3.3. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”

Lower Entity: As defined in Section 2.11(c).

Management Agreement: The Second Amended and Restated Management Agreement, dated as of the date hereof, by and among the Partnership, the General Partner and the Manager, in the form attached hereto as Appendix A, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

Management Fee: The management fee payable by the Partnership (or deemed paid by the Partnership as provided herein) to the Manager in accordance with the Management Agreement as more fully described in Section 5 thereof.

Manager: Ares Capital Management LLC, a Delaware limited liability company, or any other Person who becomes a successor to the Manager in accordance with the terms of the Management Agreement.

Media or Common Carrier Company: Any Person that, directly or indirectly, owns, controls or operates, or has an attributable interest in, (a) a U.S. broadcast radio or television station or a U.S. cable television system, (b) a “daily newspaper” (as such term is defined in Section 73.3555 of the FCC’s rules and regulations), (c) any communications facility operated pursuant to a license or authority granted by the FCC and subject to the provisions of Section 310(b) of the U.S. Communications Act of 1934, as amended, or (d) any other business that is subject to FCC regulations under which the ownership of the Partnership in such entity may be attributed to a Unitholder or under which the ownership of a Unitholder in another business may be subject to limitation or restriction as a result of the ownership of the Partnership in such Person.

Memorandum: The Amended and Restated Confidential Private Placement Memorandum of the Partnership and Ares SME O TE LP as amended, restated and/or supplemented from time to time.

Memorandum Account: As defined in Section 10.1(c).

Net Asset Value: The net asset value of Units, determined by the General Partner as of the last calendar day of each month as determined in accordance with the valuation policies of the Manager, as updated from time to time.

Non-Public Information: Information regarding the Partnership, any other Unitholder, any Person in which the Partnership holds, or contemplates acquiring, any Portfolio Investment, the General Partner, Ares, Other Ares Funds or the Manager or their Affiliates, which information is received by a Unitholder pursuant to this Agreement or otherwise furnished to a Unitholder by the General Partner or the Manager or their Affiliates or agents, but does not include information that (i) was publicly known at the time such Unitholder receives such information pursuant to this Agreement or (ii) subsequently becomes available to such Unitholder on a non-confidential basis from a source other than the General Partner; provided, that to the best knowledge of such Unitholder after due inquiry, such source was not prohibited from disclosing such information to such Unitholder by a legal, contractual or fiduciary obligation owed to the Partnership, the General Partner, the Manager, or any of their respective Affiliates.

Nonrecourse Deductions: As defined in Treasury Regulations Section 1.704-2(b). The amount of Partner Nonrecourse Deductions for a Fiscal Year shall be determined according to the provisions of Treasury Regulations Section 1.704-2(c).

Non-U.S. Partner: With respect to any determination hereunder, any Unitholder that is not (or any Unitholder that is a flow-through entity for U.S. federal income tax purposes that has a partner or member that is not) a U.S. Person and that has notified the General Partner in writing of such status at any time prior to such determination.

Notice Date: As defined in Section 11.3(c)(i).

Operating Expenses: As defined in Section 6.3(a).

Organizational Expenses: As defined in Section 6.3(a)(xxxi).

Original Agreement: As defined in the recitals hereto.

Other Ares Funds: Portfolio Investment funds, vehicles, separate accounts and/or other similar arrangements managed, advised or operated by the General Partner, the Manager, Ares, their Affiliates and/or their respective partners, members, equity holders, controlling persons, directors, officers, employees, agents, representatives and advisors (other than SME Opps and its alternative vehicles) from time to time, and any successors thereto, in each case, including any alternative vehicles formed in connection therewith, any supplemental capital vehicles formed in connection with any investments made thereby.

Parallel Accounts: As defined in Section 2.10(c).

Parallel Funds: As defined in Section 2.10(a).

Partner Nonrecourse Debt Minimum Gain: An amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

Partner Nonrecourse Deductions: As defined in Treasury Regulations Section 1.704-2(i)(2).

Partners: The General Partner and the Unitholders.

Partnership: Ares Sports, Media and Entertainment Opportunities LP, the Delaware limited partnership governed hereby, as such limited partnership may from time to time be constituted.

Partnership Counsel: As defined in Section 11.15

Partnership Media or Common Carrier Company: As defined in Section 11.18(a).

Partnership Minimum Gain: As defined in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

Partnership Representative: As defined in Section 4.1(c).

Partnership Tax Audit Rules: Sections 6221 through 6241 of the Code, together with any guidance issued thereunder or successor provisions and any similar provision of state of local tax laws.

Performance Participation Allocation: As defined in Section 3.3(a).

Person: Any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity.

Portfolio Companies: Any Person in which the Partnership directly or indirectly holds an investment intended to achieve the Partnership’s investment purposes.

Portfolio Company Remuneration: Arrangement fees, origination fees, structuring fees, commitment fees, backstop fees, consent payments, amendment fees, consulting fees, monitoring fees, directors’ fees, investment banking fees, advisory fees, investment management fees, break-up fees, closing fees, transaction financing fees, monitoring fees and syndication fees (in each case, whether in the form of cash, securities or otherwise, and excluding any reimbursement of out-of-pocket expenses, including taxes, if any), but excluding agency fees arising out of the Partnership’s investment or prospective investment in a Portfolio Company. For the avoidance of doubt, (a) any agency fees received by the Manager and/or its Affiliates in connection with the Portfolio Investments and (b) any fees or other remuneration received, directly or indirectly, by the Manager and/or its Affiliates in connection with or by virtue of an acquisition by Ares or its Affiliates of an investment manager or in connection with the purchase of a portfolio of assets by Ares or its Affiliates, including any fees or other remuneration received from or relating to any investment fund, investment vehicle and/or account organized, advised or managed by such acquired investment manager, in each case, will be retained by the Manager and/or such Affiliates and will not offset the Management Fee or otherwise be shared with the Partnership.

Portfolio Investments: Any investment made by the Partnership in a Portfolio Company.

Profits and Losses: For each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 10.3 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization, gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset (other than an adjustment in respect of depreciation), pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall for purposes of determining Profits and Losses be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

Prohibited Person: Any person, firm, partnership or corporate body, not eligible as investor for a class of Units, or if in the sole opinion of the General Partner the holding of Units may be detrimental to the interests of the existing Unitholders, SME Opps or Ares, if it may result in a breach of any law or regulation, whether in the U.S. or abroad, or if as a result thereof any such parties may become exposed to regulatory, tax, economic or reputational damages, obligations, disadvantages, fines or penalties that it would not have otherwise incurred.

Quarterly Allocation: As defined in Section 3.3(e).

Quarterly Shortfall: As defined in Section 3.3(f).

Quarterly Shortfall Obligation: As defined in Section 3.3(f).

Reference Period: Each 12-month period commencing on January 1 and ending on December 31 (or, in the case of the initial Reference Period, the period ending on December 31, 2025).

SEC: The U.S. Securities and Exchange Commission.

Second A&R Agreement: As defined in the recitals hereto.

Securities Act: The U.S. Securities Act of 1933, as amended.

Servicing Fee: The applicable servicing fee payable by the Partnership, including any amount that is allocated to a Partner’s representative at the financial intermediary through which such Partner was placed in the Partnership, compensating such representative for reporting, administrative and other services provided to a Partner by such representative, as described in the Memorandum.

Similar Law: Any U.S. or non-U.S. federal, state, local or other law, regulation or established policy that could cause the underlying assets of the Partnership to be treated as assets of the Unitholder by virtue of its Units and thereby subject the Partnership and the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

SME Opps: The Partnership, together with any Feeder Funds, Parallel Funds and Intermediate Entities, collectively.

Sports League: Any association, joint venture, organization or other entity that acts as the governing body with respect to athletic competitions between sports teams or individuals in a particular team or individual sport (including, for example, the Office of the Commissioner of Baseball (d/b/a Major League Baseball), the National Basketball Association, the National Football League, the National Hockey League, Major League Soccer, L.L.C., ATP Tour Inc., WTA Tour Inc., PGA Tour, Inc. and The Football Association Premier League Limited), together with all Affiliates of such association, joint venture, organization or other entity.

Sports League Adverse Effect: A significant impairment, delay or other negative impact on the ability of the Partnership or any Intermediate Entity to acquire or own an investment (directly or indirectly) in a Sports League or a team or franchise within a Sports League that is attributable (directly or indirectly) to (a) a Unitholder’s status as a limited partner of the Partnership and/or (b) the violation (or pending violation) of a Sports League Rule related to or arising out of a Unitholder’s status as a limited partner of the Partnership (including such Unitholder’s indirect interest in such Sports League or team or franchise).

Sports League Rules: The rules, regulations, mandates, guidelines, constitutions, by-laws, bulletins, directives, policies, memoranda, resolutions, practices, agreements (including collective bargaining agreements) and similar documents, as they may be adopted, enacted, created, established, issued, amended, supplemented, entered into or otherwise implemented from time to time by such Sports League or its partners, members, owners, interest holders or similar Persons, acting collectively, or by any governing body, commissioner or other person authorized by such Sports League, in each case, in accordance with such Sports League’s governing documents.

Subscription: As to any Partner, the amount set forth as such in such Partner’s accepted Subscription Agreement and/or reflected in the books and records of the Partnership.

Subscription Agreements: Each of the several Subscription Agreements between the Partnership and the Unitholders.

Tax Advances: As defined in Section 10.6.

Tax Information Reporting Regime: FATCA and any (a) legislation, treaty, agreement, regulations, forms, instructions or guidance entered into or enacted or promulgated by any jurisdiction or international organization which seeks to implement similar reporting and/or withholding tax regimes (including, for the avoidance of doubt, the Common Reporting Standard on Reporting and Due Diligence for Financial Account Information published by the OECD and the Development Assistance Committee), (b) other intergovernmental agreement between any jurisdictions concerning the collection and sharing of information, (c) legislation, treaty, agreement, regulations, forms, instructions or guidance entered into or enacted or promulgated by any jurisdiction or international organization implementing country-by-country reporting in response to Action 13 of the OECD Base Erosion and Profit Shifting Action Plan, and (d) current or future legislation, regulations or guidance promulgated by or between any jurisdiction or jurisdictions or international organizations (including, without limitation, the OECD) relating to or giving rise to or effect to any item described in clause (a), (b), (c) or (d) of this definition.

Tax Year: As defined in Section 2.8.

Third A&R Agreement: As defined in the recitals hereto.

Total Return: For any period since the end of the prior Reference Period, the Total Return shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Units outstanding at the end of such period since the beginning of such Reference Period plus (ii) the change in aggregate Net Asset Value of such Units since the beginning of such Reference Period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Units, (y) any allocation or accrual to the Performance Participation Allocation and (z) applicable Servicing Fees; provided, that the aggregate Net Asset Value of such Units shall be calculated without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership indirectly invests in an Portfolio Investment or any comparable entities of any Other Ares Fund, or taxes paid by any such entity since the end of the prior Reference Period and may be calculated without taking into account certain deferred tax liabilities of subsidiaries through which the Partnership directly or indirectly invests. For the avoidance of doubt, the calculation of Total Return will (A) include any appreciation or depreciation in the Net Asset Value of Units issued during the then-current Reference Period, (B) treat certain taxes incurred (directly or indirectly) by the Partnership which relate to a Unitholder as part of the distributions accrued or paid on Units in accordance with Section 10.6 of this Agreement, and (C) exclude the proceeds from the initial issuance of any Units.

Transfer: An assignment, transfer, pledge, mortgage, charge, hypothecation, gift, sale, conveyance, declaration of trust or other disposal or encumbrance, whether direct or indirect.

Travel-Related Expenses: The costs and expenses of accommodations, meals, entertainment and transportation, provided, however, that transportation costs and expenses paid or reimbursed by the Partnership related to air travel shall not exceed commercial rates as reasonably available for first class travel as determined by the General Partner.

Treasury Regulations: The United States federal income tax regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. All references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations.

Unit: A fractional, undivided interest in the Partnership or Feeder Fund and/or an interest in any Intermediate Entity (including any Lower Entity) or Parallel Fund, unless the context otherwise requires, including Class E Units, Class A-S Units, Class A-D Units, Class A-N Units, Class A-I Units, Class S Units, Class D Units, Class N Units and Class I Units, and other Units that may be issued in the sole discretion of the General Partner.

Unit Allocation: As defined in Section 3.3(d).

Unit Redemption Program: As defined in Section 3.3(d).

United States or U.S.: The United States of America, its territories and possessions, any State of the United States and the District of Columbia.

Unitholders: The parties listed as Unitholders in the Partnership’s books and records or any Person who has been admitted to the Partnership as a substituted or additional Unitholder in accordance with this Agreement.

VAT: Value-added tax imposed pursuant to (a) European Union Directive 2006/112 and any other EU directive or regulation amending, supplementing or replacing such Directive or (b) the laws of any territory outside of the EU, together with any sales, consumption, goods and services, turnover or other tax of a nature similar to that described in the preceding clause (a) or this clause (b), including any value-added tax (or successor thereto) imposed in a former member state of the EU.

Article II

General Provisions

Section 2.1.          Formation. The parties hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act. The rights and liabilities of the Partners shall be as provided in said Act, except as herein otherwise expressly provided.

Section 2.2.          Name. The name of the Partnership shall be “Ares Sports, Media and Entertainment Opportunities LP”. The General Partner is authorized to make any variations in the Partnership’s name which the General Partner may deem necessary or advisable, subject to any requirements of applicable law. In the case of a change of name of the Partnership pursuant to this section, specific references herein to the name of the Partnership shall be deemed to have been amended to the name as so changed.

Section 2.3.          Organizational Certificates and Other Filings. If requested by the General Partner, the Unitholders shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts that may be required to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware and (b) the operation of the Partnership as a limited partnership, or partnership in which the Unitholders have limited liability, in all jurisdictions where the Partnership conducts or proposes to conduct business.

Section 2.4.          Classes of Units. The General Partner is hereby authorized to cause the Partnership to issue Units designated as Class E Units, Class A-S Units, Class A-D Units, Class A-N Units, Class A-I Units, Class S Units, Class D Units, Class N Units and Class I Units, and any other additional classes of Units with such terms, rights and obligations as determined in the sole discretion of the General Partner.

Section 2.5.          Purpose. The principal purpose of the Partnership is to seek to invest in privately negotiated equity investments and other Portfolio Investments in accordance with the investment objectives and policies of the Partnership as in effect from time to time and to engage in any other lawful activity as the General Partner may from time to time determine. Subject to the provisions of this Agreement, the General Partner may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Partnership as it shall deem appropriate in its sole discretion. Portfolio Investments may be effected on a global basis, using a wide variety of investment types and transaction structures, and may have long or short anticipated holding periods.

Section 2.6.          Principal Place of Business; Other Places of Business. The principal place of business of the Partnership shall be located at 1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067, and/or such other place or places within or outside the State of Delaware as the General Partner may from time to time designate. The General Partner may change the location of the Partnership’s principal place of business and may establish such additional offices of the Partnership as it may from time to time determine upon notice to the Unitholders.

Section 2.7.          Registered Office and Registered Agent. The Partnership shall maintain a registered office at c/o United Agent Group Inc., Brandywine Plaza, 1521 Concord Pike, #201, Wilmington, Delaware 19803, or at such other office as may from time to time be determined by the General Partner. The name and address of the Partnership’s registered agent for service of process in the State of Delaware as of the date of this Agreement is United Agent Group Inc., Brandywine Plaza, 1521 Concord Pike, #201, Wilmington, Delaware 19803. The General Partner may change the registered office or registered agent of the Partnership in the State of Delaware at any time and shall provide notice of any such change to the Unitholders.

Section 2.8.          Fiscal Year and Tax Year. The fiscal year of the Partnership (the “Fiscal Year”) ends on September 30th of each calendar year or any other date deemed advisable by the General Partner. The tax year of the Partnership (the “Tax Year”) ends on December 31st of each calendar year or any other date deemed advisable by the General partner and permitted under the Code. The Partnership has the same Fiscal Year for financial and partnership accounting purposes. The General Partner shall have the authority to change the ending date of the Fiscal Year and/or Tax Year if the General Partner, in its sole discretion, shall determine such change to be necessary or appropriate.

Section 2.9.          [Reserved].

Section 2.10.        Parallel Funds; Parallel Accounts.

(a)            The General Partner or an Affiliate thereof may create one or more parallel investment funds or other entities, including any feeder vehicles into such entities or related intermediate entities, (collectively, “Parallel Funds”) to accommodate legal, tax, regulatory, compliance, or certain other operational requirements which will generally co-invest (either directly or indirectly) in its Portfolio Investments with the Partnership on a pro rata basis (based upon available capital and/or any other factor determined by the General Partner) and on substantially the same terms as the Partnership (including by means of investing in any Lower Entity), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, regulatory, or certain other operational requirements; provided, that any Parallel Account may be treated as a Parallel Fund in one or more respects as determined from time to time by the General Partner in its sole discretion but otherwise shall not be considered a Parallel Fund for purposes hereof. The Partnership and the Parallel Funds will generally also dispose of each such Portfolio Investment at the same time and on substantially the same terms, pro rata based on the capital invested by each in such investment (including by a Lower Entity disposing of such investment), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, regulatory, or certain other operational requirements. From time to time, the allocation of investments between and among the Partnership and the Parallel Funds may be adjusted by the General Partner to reflect the foregoing as determined to be equitable by the General Partner is its sole discretion. Investors should note that, as a result of the legal, tax, regulatory, compliance, structuring or other considerations mentioned above or as otherwise described in the Memorandum, the terms of such Parallel Funds may substantially differ from the terms of the Partnership. In particular, such differences may cause Parallel Funds to subscribe at a different Net Asset Value per unit in a Lower Entity. For the avoidance of doubt, any co-investment vehicles, if any, or other entities relating to additional capital in a single investment in a Portfolio Company shall be considered Parallel Funds.

(b)            To the extent that the formation of any Parallel Fund, the making of additional subscription to the Partnership or any Parallel Fund, the withdrawal of a Unitholder pursuant to Section 2.10(d) (or the comparable provision of the governing documents of any Parallel Fund), the redemption of Units in the Partnership or units in any Parallel Fund, disproportionate expenses (including Management Fees and Servicing Fees) specifically attributable to the Partnership or any Parallel Fund or other circumstances cause the Net Asset Value and/or the net asset value of any Parallel Fund (as determined in accordance with the governing documents of such Parallel Fund) to increase (or decrease) disproportionately, the General Partner and the general partner (or other managing entity) of such Parallel Fund in their sole discretion may, from time to time, adjust the percentage interest of the Partnership and such Parallel Fund in each Portfolio Investment (or any Intermediate Entity) to reflect such occurrence and make all other adjustments necessary in order to give effect to, and properly reflect, such occurrence. Notwithstanding anything in this Agreement to the contrary, the General Partner may make adjustments to distributions, allocations and other fundings, payments or calculations to give effect to any expenses (including Management Fees and Servicing Fees) or other considerations that are specifically attributable to the Partnership or any Parallel Fund. In addition, the Parallel Funds may from time to time acquire interests in any Intermediate Entity from, or sell interests to, the Partnership or any other Parallel Fund at the Fair Market Value thereof, although neither the Partnership nor any Parallel Fund shall be under any obligation to engage in such transactions.

(c)            Ares or its Affiliate may organize and manage one or more separate managed accounts (each, a “Parallel Account”). Any such Parallel Account may be treated as a Parallel Fund in one or more respects in the General Partner’s sole discretion, including for purposes of clauses (a) and (b) above.

(d)            Upon the written request of an existing Unitholder, the General Partner may, in its sole discretion, permit such Unitholder to withdraw from the Partnership to facilitate such Unitholder’s participation in any Parallel Fund or Parallel Account (or vice versa) and, in connection therewith, may transfer or distribute to a Parallel Fund or Parallel Account such Unitholder’s proportionate share of one or more of the Portfolio Investments of the Partnership (or vice versa) (including an interest in a Lower Entity), and to take any other necessary action to consummate the foregoing.

Section 2.11.        Feeder Funds and Intermediate Entities.

(a)            The General Partner and/or its Affiliates may, in their sole discretion, establish one or more Feeder Funds to accommodate certain investors and to facilitate their indirect participation in the Partnership with respect to all or a portion of their investment therein. In addition, the General Partner, in its sole discretion, is authorized to designate any Unitholder that requests to be so designated and agrees to comply with the provisions of this Section 2.11 as a Feeder Fund. Any such Feeder Fund may elect to be treated as a Corporation or invest in the Partnership through a Corporation. Investors in a Feeder Fund generally will have indirect interests in the Partnership on economic terms no more favorable than those of the other Unitholders that invest in the Partnership.

(b)            The General Partner may make any adjustments to the units of a Feeder Fund reasonably necessary to accomplish the overall objectives of this Section 2.11 on the condition that such adjustments shall not materially adversely affect the Units of any other Unitholder. Nothing in this Section 2.11 should be construed as making any interestholder in a Feeder Fund a Unitholder for any purpose.

(c)            The General Partner and/or its Affiliates may, in their sole discretion, cause the Partnership to hold certain investments directly or indirectly through (i) one or more Corporations or (ii) one or more limited liability companies or limited partnerships or other similar entities (each, a “Lower Entity,” and together with any Corporation, “Intermediate Entities”).

Article III

Subscriptions; Distributions

Section 3.1.          Subscriptions.

(a)            Partners will make Subscriptions to the Partnership in exchange for Units as more fully described in the Memorandum. Each Partner, by executing a Subscription Agreement, shall be deemed to have acknowledged and consented to the risks and other considerations relating to an investment in the Partnership, including the risks and conflicts described in the Memorandum. Each Partner’s Unit holdings will be set forth opposite its name on the Partnership’s books and records. The General Partner or any transfer agent or similar agent may keep the Partnership’s books and records current through separate revisions that reflect periodic changes to each Unitholder’s Units (including as a result of Subscriptions or redemptions) without preparing an amendment to this Agreement. The Partners shall have no right or obligation to make any additional Subscriptions or loans to the Partnership.

(b)            The General Partner is hereby authorized to cause the Partnership to issue such additional Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Unitholders. Any additional Units issued thereby may be issued in one or more classes (including the classes specified in this Agreement or any other classes), or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Unitholder, subject to Delaware law.

(c)            Each new Partner shall be admitted as a Partner upon the General Partner’s acceptance of an executed Subscription Agreement or other agreement pursuant to which such Partner becomes bound by the terms of this Agreement.

(d)            Subscriptions may be accepted or rejected in whole or in part by the General Partner on behalf of the Partnership in its sole discretion.

(e)            Admission of a new Unitholder shall not cause dissolution of the Partnership.

(f)            Unless otherwise agreed to by the General Partner, Subscriptions to the Partnership must be made in U.S. dollars by check or wire transfer of immediately available funds on or prior to the date Units are to be issued. The General Partner may accept, on behalf of the Partnership, a Subscription to the Partnership in the form of a non-cash contribution on terms and conditions that the General Partner deems appropriate in good faith. The Agreed Value of any non-cash Subscriptions by a Partner as of the date of contribution are set forth on the Partnership’s books and records. No Units shall be deemed issued by the Partnership to a Partner until they are paid for in the amount and form agreed to with the General Partner. When issued pursuant to and in accordance with this Agreement, Units shall be fully paid and non-assessable, to the fullest extent permitted by law.

Section 3.2.          Distributions – General Principles.

(a)            Except as otherwise expressly provided in this Article III or in Article VIII no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution or return of its Subscription. Distributions, if any, as and when declared by the General Partner in its sole discretion, shall be made only to Persons who, according to the books and records of the Partnership, were the holders of record of Units on the date determined by the General Partner as of which the Partners are entitled to any such distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law. Unless otherwise determined by the General Partner, all distributions of cash shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Units held by the respective Partners on the applicable record date set by the General Partner, except that the amount distributed per Unit of any Class may differ from the amount per Unit of another Class on account of differences in Class-specific expense allocations or for other reasons as determined by the General Partner in good faith.

(b)            Except as otherwise expressly provided herein, distributions and redemptions made pursuant to this Agreement shall be made in cash. All cash contributions and distributions pursuant to this Agreement shall be made in U.S. dollars (net of applicable currency conversion costs). The “functional currency” of the Partnership shall be the U.S. dollar with respect to all allocations and distributions hereunder.

(c)            The amount of any taxes or governmental charges (including interest, additions to tax or penalties with respect thereto) paid by or withheld (directly or indirectly) from receipts of the Partnership (or any alternative vehicle) or entities through which the Partnership holds a direct or indirect interest and that are allocable to a Partner (as determined by the General Partner) shall be deemed to have been distributed to such Partner to the extent that the payment or withholding of such taxes or governmental charges reduced the available cash or securities otherwise distributable to such Partner.

Section 3.3.          Performance Participation Allocation.

(a)            The General Partner shall be entitled to an allocation or distribution (the “Performance Participation Allocation”) from SME Opps (directly or indirectly through an Intermediate Entity), (i) with respect to the initial Reference Period, promptly following the end of the Fiscal Year (which shall accrue on a monthly basis) and (ii) with respect to all subsequent Reference Periods, upon the end of each quarter thereafter and at the other times described below (which shall accrue on a monthly basis) in an amount equal to:

(i)             First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the General Partner equals the product of (A) the Applicable Rate and (B) the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner pursuant to this clause; and

(ii)            Second, to the extent there are remaining Excess Profits, the product of (A) the Applicable Rate and (B) such remaining Excess Profits.

For the avoidance of doubt and notwithstanding anything to the contrary herein, (I) the Performance Participation Allocation shall be calculated separately with respect to each class of Units taking into account only the Units in the relevant class (and all references in this Agreement to the Performance Participation Allocation and the terms used for purposes of calculating the Performance Participation Allocation shall be interpreted accordingly), and (II) the General Partner shall not be entitled to the Performance Participation Allocation with respect to the Class E Units. The General Partner shall be permitted to make adjustments to distributions, allocations and other fundings, payments or calculations in order to give effect to the foregoing.

(b)            Any amount by which the Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

(c)            The General Partner will also be allocated a Performance Participation Allocation with respect to all Units in a class that are redeemed in connection with redemptions of Units in an amount calculated as described above with the relevant period being the portion of the Reference Period (as defined below) for which such Unit was outstanding, and proceeds for any such Unit redemption will be reduced by the amount of any such Performance Participation Allocation.

(d)           The General Partner may elect to receive the Performance Participation Allocation in cash, rights to distributions of cash in the future, Units of the Partnership or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (“Unit Allocation”) and the General Partner may interpret, apply or amend any definitions or provisions of this Agreement in order to achieve such result. Such Units may be redeemed at the General Partner’s request and will not be subject to the volume limitations of the Partnership’s Unit redemption program as set forth in Appendix B (as amended from time to time, the “Unit Redemption Program”) or the early redemption deduction of the Unit Redemption Program. Each of the Partnership, Feeder Funds and Parallel Funds will be obligated to pay (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Lower Entities.

(e)            Following January 1, 2026, promptly following the end of each calendar quarter that is not also the end of a Reference Period, the General Partner will be entitled to a Performance Participation Allocation as described above calculated in respect of the portion of the year to date, less any Performance Participation Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Performance Participation Allocation that the General Partner is entitled to receive at the end of each Reference Period will be reduced by the cumulative amount of Quarterly Allocations that year. The General Partner will not be obligated to return any previously paid Quarterly Allocation amounts, even if such amounts exceed the Performance Participation Allocation amount owed to the General Partner at the end of the Reference Period.

(f)            If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same Reference Period the General Partner is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Participation Allocations in that Reference Period will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a Reference Period following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Participation Allocations in the subsequent four Reference Periods will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the Reference Period following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the General Partner (or its Affiliate) will use the proceeds of any redemptions of its Unit Allocation (excluding Units that have been subsequently distributed to personnel of the General Partner or its Affiliates) made after a Quarterly Shortfall Obligation arose to make cash payments to reduce the Quarterly Shortfall and may otherwise make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided further, that if any Quarterly Shortfall Obligation remains following such subsequent four Reference Periods, then the General Partner (or its Affiliate) will promptly pay the Partnership the remaining Quarterly Shortfall Obligation (net of taxes, calculated using the Assumed Income Tax Rate, paid on the Quarterly Shortfall) in cash.

(g)            The measurement of the change in Net Asset Value per Unit for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.

(h)            Except as noted above with respect to Quarterly Allocations, the General Partner will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Partnership.

(i)             The General Partner may, in its sole discretion, waive, reduce and/or calculate differently any Performance Participation Allocation with respect to any class (and any Unitholders within a class); provided, that the General Partner will not apply the foregoing with respect to a class or Unitholder in a manner adverse to such class or Unitholder without such class or Unitholder’s consent.

Section 3.4.          Tax Distributions. The General Partner may receive a cash advance against allocations or distributions of the Performance Participation Allocation to the General Partner to the extent that annual allocations or distributions of the Performance Participation Allocation actually received by the General Partner in cash are not sufficient for the General Partner or any of its beneficial owners (whether such interests are held directly or indirectly) to pay when due any income tax (including estimated income tax) imposed on it or them by reason of the allocation to the General Partner of taxable income pursuant to Section 10.4 in respect of the Performance Participation Allocation (including, for the avoidance of doubt, allocations to the General Partner of taxable income with respect to Units issued to them) or such distributions of the Performance Participation Allocation, calculated using the Assumed Income Tax Rate. Amounts of the Performance Participation Allocation otherwise to be allocated or distributed to the General Partner pursuant to Section 3.3 (including distributions in kind) shall be reduced on a dollar-for-dollar basis by the amount of any prior advances made to the General Partner pursuant to this Section 3.4 until all such advances are restored to the Partnership in full.

Section 3.5.          Reinvestment. The Partnership may permit any distributions to be reinvested into Units, including pursuant to any reinvestment plan, on terms that the General Partner determines in its sole discretion. The Partnership shall be deemed to have distributed cash to any Unitholder of Units in an amount equal to the amount of any distributions by the Partnership that such Unitholder has elected to be reinvested in Units. The number of Units issued to any such Unitholder in respect of such reinvested distributions shall equal the amount of such reinvested distributions divided by the most recent Net Asset Value per Unit at the time of such distribution.

Article IV

The General Partner

Section 4.1.          Powers of the General Partner. The management, operation and policy of the Partnership shall be vested exclusively in the General Partner, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement. The Partnership and the General Partner on behalf of the Partnership, may enter into and perform any Subscription Agreement and the Management Agreement, and any documents contemplated therein or related thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed to be a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership. Subject to the express limitations set forth in this Agreement, nothing herein shall restrict the ability of the Partnership to invest alongside or in any Other Ares Fund and the General Partner is authorized on behalf of the Partnership to engage in any activity not expressly limited herein, including if the Partnership is investing alongside or in such Other Ares Fund and such activity is permitted under (or otherwise approved in accordance with) the governing terms of such Other Ares Fund. Notwithstanding the foregoing and the powers and duties included in Section 4.1(a) below, each Unitholder acknowledges and agrees that the General Partner may rely on decisions relating to the Partnership’s Portfolio Investments made by the general partner (or similar managing entity) of any Other Ares Fund alongside or through which the Partnership invests.

(a)            Without limiting the foregoing general powers and duties and in addition to all other powers granted to the General Partner in this Agreement, the General Partner is hereby authorized and empowered on behalf and in the name of the Partnership, or on its own behalf and in its own name, or through agents, as may be appropriate, subject to the limitations contained elsewhere in this Agreement and the Management Agreement, to:

(i)             make Portfolio Investments consistent with the purposes of the Partnership;

(ii)            make all decisions concerning the investigation, evaluation, selection, negotiation, structuring, commitment to, monitoring of and disposition of Portfolio Investments, including in connection with any Other Ares Funds alongside or in which the Partnership participates;

(iii)           direct the formulation of investment policies and strategies for the Partnership, and select and approve the making of Portfolio Investments in accordance with this Agreement including in or alongside any Other Ares Funds;

(iv)           acquire, hold, sell, transfer, exchange, pledge and dispose of Portfolio Investments, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Portfolio Investments, including, without limitation, the voting of Portfolio Investments, the approval of a restructuring of an Portfolio Investment in a Portfolio Company, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

(v)            manage Portfolio Investments generally, including, but not limited to, managing Portfolio Investments made by the Partnership and the ultimate realization of those Portfolio Investments and providing, or arranging for the provision of, management or managerial assistance to Portfolio Companies;

(vi)           enter into hedging transactions, including interest rate and currency hedging transactions, in connection with the making, disposing or carrying of any Portfolio Investment;

(vii)          enter into derivative transactions, including credit default swaps that relate to the performance of underlying securities that are within the investment objectives of the Partnership, short sales (solely for interest rate and foreign currency hedging purposes), foreign exchange transactions and other derivative contracts or instruments;

(viii)         incur all expenditures permitted by this Agreement, and, to the extent that funds of the Partnership are available, pay all expenses, debts and obligations of the Partnership;

(ix)           admit an assignee of all or any portion of a Unitholder’s Units to be an Assignee pursuant to and subject to the terms of Section 8.2;

(x)            enter into the Management Agreement with the Manager on behalf of the Partnership and delegate to the Manager certain authority and discretion to act on behalf of the Partnership in making, managing and disposing of the Portfolio Investments of the Partnership; provided, that the General Partner shall remain ultimately responsible for the management of the Partnership;

(xi)           open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

(xii)          hire, appoint, remove and replace for usual and customary payments and expenses, consultants, securities and/or futures brokers, depositaries, attorneys, accountants, administrators, advisors, placement agents and such other agents or other service providers for the Partnership as it may deem necessary or advisable in its sole discretion (including the Directors of the Partnership), and authorize any such agent to act for and on behalf of the Partnership;

(xiii)         enter into, execute, maintain, file, deliver and/or terminate contracts, undertakings, agreements and any and all other documents, instruments, certificates, reports or statements, or any amendment thereto in the name of the Partnership, and to do or perform all such things as may be necessary or advisable in furtherance of the Partnership’s powers, objects or purposes or to the conduct of the Partnership’s activities, including entering into acquisition agreements to make or dispose of Portfolio Investments and agreements with respect to borrowings and guarantees by the Partnership which may include such representations, warranties, covenants, indemnities and guaranties as the General Partner deems necessary or advisable;

(xiv)         rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(xv)          consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it with reasonable care and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reasonable reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall be full justification for any such act or omission, and the General Partner shall be fully protected in so acting or omitting to act;

(xvi)         make, in its sole discretion, any and all elections for U.S. federal, state, local and non-United States tax matters, including any election to adjust the basis of Partnership property pursuant to Sections 734(b), 743(b) and 754 of the Code and any election under Section 6226 of the Code, as applicable, or comparable provisions of state, local or non-United States law;

(xvii)        modify the organizational structure or entity type of the Partnership (including by merger, consolidation, conversion or similar transaction), structure or restructure the Partnership’s investments and manage the Partnership’s status under the 1940 Act, including, without limitation, electing to rely on a different exclusion from the definition of “investment company” under the 1940 Act or registering the Partnership as an investment company

(xviii)       modify the organizational structure or entity type of the Partnership (including by merger, consolidation, conversion or similar transaction), amend, supplement or restate this Agreement and the other agreements of the Partnership, structure or restructure the Partnership’s investments and take any other actions as determined by the General Partner, in its sole discretion, necessary or advisable to prepare the Partnership to accept investments from individual investors;

(xix)         appoint on a Unitholder’s behalf an independent representative in accordance with and as defined in Rule 206(4)-2 under the Advisers Act (who, for the avoidance of doubt, shall not be employed by the General Partner or an Affiliate of the General Partner) to receive on behalf of, and as agent for, such Unitholder any notices and/or account statements that may be required to be delivered to such Unitholder pursuant to Rule 206(4)-2 under the Advisers Act;

(xx)          authorize and delegate authority to any partner, director, officer, employee or other agent of the General Partner, the Manager or agent or employee of the Partnership to act for and on behalf of the Partnership in all matters related to or incidental to the foregoing; and

(xxi)         do any other act that the General Partner deems necessary or advisable in connection with the management and administration of the Partnership in accordance with this Agreement.

(b)           Borrowings and Guarantees.

(i)             The General Partner shall have the right, at its option, to cause the Partnership, directly or indirectly through one or more special purpose vehicles, to borrow money from any Person, to make guarantees and provide other credit support to any Person, including on a joint, several, joint and several or cross-collateralized basis with any Feeder Fund, Parallel Fund, Intermediate Entity, Other Ares Fund or any Person in or alongside which the Partnership acquires, directly or indirectly, or proposes to acquire, an Portfolio Investment (or to any subsidiary or acquisition vehicle thereof), or incur any other similar credit obligation (including credit support arrangements or other extensions of credit) for any proper purpose relating to the activities of the Partnership.

(ii)            [Reserved].

(iii)           The General Partner shall have the right to pledge (or cause the Partnership to pledge) any and all of the assets of the Partnership and any Intermediate Entity thereof, including Portfolio Investments and/or proceeds thereof. In connection with the Partnership’s Portfolio Investments alongside (or through) any Other Ares Funds, the Partnership may incur indebtedness, other similar credit obligations or guarantee or other credit support obligations together with such Other Ares Funds on a joint, several, joint and several or cross-collateralized basis. Any of the foregoing pledges or obligations may be granted or incurred by the Partnership directly or by any Intermediate Entity, Portfolio Company or other special purpose vehicle.

(iv)           Notwithstanding anything to the contrary herein, the General Partner shall have the right to advance funds or otherwise make a loan to the Partnership, any Parallel Fund or any Intermediate Entity.

(c)            Partnership Representative. The General Partner or its designee is hereby designated the “partnership representative” of the Partnership for purposes of the Partnership Tax Audit Rules and shall designate a “designated individual” (together, the “Partnership Representative”). In addition, the General Partner is hereby authorized to take, or cause the Partnership to take, such other actions as may be necessary or advisable pursuant to Treasury Regulations or other guidance to ratify the designation pursuant to this Section 4.1(c) of the General Partner (or any other Person selected by the General Partner as the Partnership Representative. Each Partner hereby (i) consents to such designation and agrees that upon request of the General Partner it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent, and (ii) agrees to take such other actions as may be requested by the General Partner to ratify or confirm such designation pursuant to this Section 4.1(c). All expenses incurred by the Partnership Representative (including professional fees for such accountants, attorneys and agents as the Partnership Representative in its discretion determines are necessary to or useful in the performance of its duties in that capacity) shall be borne by the Partnership.

Section 4.2.          Limitation on Liability.

(a)            To the fullest extent permitted by law, no Covered Person shall be liable to the Partnership or any Partner for any loss suffered by the Partnership or any Partner which arises out of any investment or any other action or omission of such Covered Person if (i) such Covered Person reasonably believed that such investment, action or omission was in, or not opposed to, the best interest of the Partnership and (ii) such investment, action or omission did not constitute gross negligence, willful misconduct, fraud, bad faith or a criminal act with respect to which such Covered Person had reasonable cause to believe such conduct was unlawful, or a willful breach of this Agreement resulting in a material adverse effect on the Partnership. For purposes of this Agreement, a “Covered Person” shall mean, without limitation, the General Partner (including, without limitation, the General Partner (or its designee) acting as Partnership Representative or as liquidator), the Directors, officers of the Partnership, the partners of the General Partner, the Manager, Ares, any of their respective Affiliates or any partners, members, equity holders, officers, directors, principals, trustees, managers, employees, advisors, representatives, consultants, personnel or agents of any of the foregoing and each member of the Industry Advisory Board in such person’s capacity as such. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, to the extent that, at law or in equity, a Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, any Partner or any other Person that is bound by this Agreement, such Partner acting under this Agreement shall not be liable to the Partnership, any Partner or any other Person bound by this Agreement for breach of fiduciary duty for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person. Further, the provisions of this Section 4.2(a) (and any other exculpation or indemnification provisions of this Agreement) are not intended to, and shall not have the effect of, restoring or creating, whether in contract or otherwise, any such duties and liabilities.

(b)            No Covered Person shall be liable to the Partnership or any Partner for the negligence, whether by action or omission, dishonesty or bad faith of any employee, broker or other agent thereof or of the Partnership selected by any Covered Person with reasonable care.

(c)            If a Person other than the Manager serves as liquidator pursuant to Section 9.2, such Person shall not be liable to the Partnership or any Partner for any loss suffered by the Partnership or any Partner which arises out of any action or omission of such Person, provided that such Person acted in good faith and reasonably believed that such course of conduct was in, or was not opposed to, the best interest of the Partnership.

(d)            No Covered Person and no Person serving as liquidator shall be liable to SME Opps, any alternative vehicle (or any partner or member of such entities) or any Partner with respect to any action or omission taken or suffered by any of them in good faith if such action or omission was taken or suffered in reliance upon and in accordance with the opinion or advice of legal counsel, or of accountants, or of investment bankers, accounting firms, or other appraisers, provided that any such professional or firm is selected by any such Person with reasonable care.

(e)            Notwithstanding the provisions of this Section 4.2, no Unitholder shall, by virtue of entering into this Agreement (whether directly or by power of attorney), be deemed to have waived any of its legal rights under applicable U.S. federal or state securities laws whose applicability is not permitted to be contractually waived.

Section 4.3.     Indemnification.

(a)            The Covered Persons, each liquidator, and each partner, member, stockholder, director, officer, manager, principal, trustee, employee, advisor, consultant, personnel, agent, representative and Affiliate of any of the foregoing (each, an “Indemnitee”) shall, to the fullest extent permitted by law, be indemnified, subject to the other provisions of this Agreement, by the Partnership (only out of Partnership assets, including the proceeds of liability insurance) against any claim, demand, controversy, dispute, cost, loss, damage, taxes, expense (including, without limitation, reasonable attorneys’ fees and amounts paid in defense and settlement thereof), judgment and/or liability (collectively, “Damages”) incurred by or imposed upon the Indemnitee in connection with any action, suit, proceeding or investigation (including any proceeding or investigation before any administrative or legislative body or agency) arising out of or relating to the business or affairs of the Partnership and/or a Portfolio Investment or otherwise arising out of or relating to such Covered Person’s or any other Covered Person’s activities on behalf of the Partnership, to which the Indemnitee may be made a party or otherwise involved or with which the Indemnitee shall be threatened, by reason of the Indemnitee’s being at the time the cause of action arose or thereafter the General Partner (including, without limitation, the General Partner (or its designee) acting as Partnership Representative or as liquidator), a partner of the General Partner, an officer, director, manager, member or partner of a partner of the General Partner, a Covered Person, a liquidator, a partner, member, stockholder, officer, director, manager, trustee, employee, advisor, consultant, personnel, agent or Affiliate of any of the foregoing, or a partner, member, stockholder, officer, director, manager, trustee, employee, advisor, consultant, administrative agent, personnel or agent of any other organization in which the Partnership owns or has owned an interest or of which the Partnership is or was a creditor, which other organization the Indemnitee serves or has served as a partner, member, stockholder, officer, director, manager, trustee, employee, advisor, consultant, personnel or agent at the request of the Partnership (whether or not the Indemnitee continues to serve in such capacity at the time such action, suit, proceeding or investigation is brought or threatened), or by reason of actions or omissions taken or suffered in any such capacity. Notwithstanding anything to the contrary herein, “internal disputes” shall be excluded from the types of claims indemnified hereunder. For purposes of the preceding sentence, an “internal dispute” is defined exclusively as any proceeding in which: (i) one or more Covered Persons are suing one or more other Covered Persons; and (ii) the lawsuit does not primarily benefit the Partnership or the Unitholders.

(b)            An Indemnitee shall not be indemnified with respect to matters as to which such Indemnitee shall have been Finally Adjudicated in any such action, suit or proceeding to have (i) failed to act in a manner reasonably believed to be in, or not opposed to, the best interests of the Partnership or (ii) committed any action or omission which constitutes gross negligence, willful misconduct, fraud, bad faith or a criminal act with respect to which such Indemnitee had reasonable cause to believe such conduct was unlawful, or a willful breach of this Agreement that has a material adverse effect on the Partnership.

(c)            In the event of settlement of any action, suit or proceeding brought or threatened, such indemnification shall apply to all matters covered by the settlement except for matters as to which the Partnership is advised by counsel (who may be counsel regularly retained to represent the Partnership) that the Person seeking indemnification, in the opinion of counsel: (i) have failed to act in a manner reasonably believed to be in, or not opposed to, the best interests of the Partnership or (ii) committed any action or omission which constitutes gross negligence, willful misconduct, fraud, bad faith, a criminal act with respect to which such Person had reasonable cause to believe such conduct was unlawful, or a willful breach of this Agreement that has a material adverse effect on the Partnership.

(d)            The Partnership may pay the expenses incurred by an Indemnitee in connection with any such action, suit, proceeding or investigation, or in connection with claims arising in connection with any potential or threatened action, suit, proceeding or investigation, in advance of the final disposition of such action, suit, proceeding or investigation, upon (i) receipt of a written, enforceable undertaking by such Indemnitee to repay such payment if the Indemnitee shall be determined to be not entitled to indemnification for such expenses pursuant to this Section 4.3 and (ii) satisfaction of such other conditions as the General Partner determines in good faith to be appropriate; provided, however, that in such instance the Indemnitee is not defending an actual or threatened claim, action, suit, proceeding or investigation against the Indemnitee instituted by the Partnership, the General Partner and/or a majority in interest of the Unitholders (or by the Indemnitee against the Partnership and/or the General Partner).

(e)            At its election, the General Partner may cause the Partnership to purchase and maintain insurance, at the expense of the Partnership and to the extent available, for the protection of any Indemnitee or potential Indemnitee against any liability incurred in any capacity which results in such Person being an Indemnitee, whether or not the Partnership has the power to indemnify such Person against such liability. The General Partner may purchase and maintain insurance on behalf of and at the expense of the Partnership for the protection of any partner, member, stockholder, officer, director, manager, trustee, employee, advisor, consultant, personnel or agent of any other organization in which the Partnership owns or has owned an interest or of which the Partnership is or was a creditor against similar liabilities, whether or not the Partnership has the power to indemnify any Person against such liabilities.

(f)            The foregoing right of indemnification shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each Indemnitee.

(g)            The rights to indemnification and advancement of expenses conferred in Section 4.3 shall not be exclusive and shall be in addition to any rights to which any Indemnitee may otherwise be entitled or hereafter acquire under any law, statute, rule, regulation, charter document, by-law, contract or agreement. Prior to seeking indemnification pursuant to Section 4.3, each Indemnitee shall be required to use reasonable efforts to pursue indemnification available from insurance, the Portfolio Companies, if any, involved and other sources, in each case to the extent available in a timely manner. Subject to the terms of Section 4.3, to the maximum extent not prohibited by applicable law, as between (i) the Portfolio Companies and (ii) the Partnership and (if applicable) any Parallel Fund, Section 4.3 is intended to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with any applicable Portfolio Company having primary liability and the Partnership and (if applicable) any Parallel Fund having only secondary liability. The indemnification obligation of the Partnership to an Indemnitee with respect to any Damages is intended to be secondary to any such obligation of, and shall be reduced by any indemnification payments actually received by such Indemnitee from a Portfolio Company or other sources with respect to the same Damages. Notwithstanding anything to the contrary in this Agreement, the Partnership may, in the sole judgment of the General Partner, pay any obligations or liabilities arising out of Section 4.3 as a secondary indemnitor at any time prior to any primary indemnitor making any payments any such primary indemnitor owes, it being understood that any such payment by the Partnership shall not constitute a waiver of any right of contribution or subrogation to which the Partnership is entitled (including against any primary indemnitor) or relieve any other indemnitor from any indemnity obligations hereunder. Neither the General Partner nor the Partnership shall be required to seek indemnification or contribution from any other sources with respect to any amounts paid by the Partnership in accordance with Section 4.3.

(h)            With regard to any claim for indemnification pursuant to Section 4.3 that relates to a common activity or Portfolio Investment of SME Opps it is intended that the Partnership shall be required to pay only its proportionate share of the total amounts actually paid with respect to such claim by any or all of SME Opps. For this purpose, (i) with regard to a claim that related to a common activity, its proportionate share of any such claim shall be determined based on the available capital of the Partnership relative to the available capital of the Parallel Funds and (ii) with regard to a claim that relates to a particular Portfolio Investment, its proportionate share of any such claim shall be determined based on the aggregate amount invested by the Partnership, directly or indirectly, in such Portfolio Investment relative to the aggregate amount invested by the Parallel Funds in the Portfolio Investment. If any claim for indemnification relates only to or is caused solely by the activities or existence of only one or more (but not all) of SME Opps, any liability to make payments in satisfaction of such claim shall be borne fully by such party or parties, as applicable. The General Partner agrees to use its reasonable best efforts to cause the Parallel Funds to adhere to the principles of shared indemnification set forth in this Section 4.3(h).

(i)            Notwithstanding Section 4.3(a), the General Partner in its sole discretion may limit or eliminate indemnification payments that otherwise would be made by the Partnership to any Indemnitee pursuant to this Agreement, a liquidator, a former General Partner, a former Manager, any Affiliates of such former General Partner or Manager or any partner, member, stockholder, officer, director, manager, trustee, employee, advisor, representative, consultant, personnel, agent or Affiliate thereof.

(j)            If any Covered Person or Indemnitee or the Partnership itself is subject to any United States federal or state or non-U.S. law, rule or regulation that restricts the extent to which any Person may be exonerated or indemnified by the Partnership, the exoneration provisions set forth in Section 4.3 and the indemnification provisions set forth in Section 4.3 shall be deemed to be amended, automatically and without further action by the Partners, to the minimum extent necessary to conform to such restrictions (and, for the avoidance of doubt, nothing in Section 4.2 or 4.3 waives any Covered Person’s fiduciary duties under the Advisers Act, and therefore does not limit the ability of the SEC to enforce such duties).

(k)            Without limiting the generality of the foregoing, and notwithstanding any provision of Section 4.2 or 4.3 to the contrary, nothing in this Agreement shall, in the case of a Unitholder, constitute a waiver of any right that is not waivable under applicable law and, in the case of the General Partner and its Affiliates, of any such Person’s duties that are not waivable under applicable law.

Section 4.4.     General Partner as Unitholder. The General Partner may also be a Unitholder, including but not limited to the extent that it purchases Units, elects to receive all or a portion of the Performance Participation Allocation in Units, or becomes a transferee of all or any part of the Units of a Unitholder, and to such extent shall be treated as a Unitholder in all respects, except as provided below. Any Units held by Ares or an Affiliate of the Manager or the General Partner (i) shall be voted and/or abstained in the same manner and proportions as the aggregate Units of the other Unitholders are voted and/or abstained (so as to provide that such Unitholders who are Affiliates of the Manager or the General Partner shall not be able to affect the outcome of any vote by the other Unitholders) and (ii) may bear no or reduced Management Fees, Servicing Fees or the Performance Participation Allocation (in the manner each such Partner and the General Partner shall agree upon such Partner’s admission to the Partnership, including pursuant to a rebate of such amounts).

Section 4.5.     Other Activities.

(a)            Comparable Funds. The General Partner and/or its Affiliates shall be permitted to close on one or more other investment vehicles, managed accounts and/or other similar arrangements (including those that may be structured through a fund or as one or more entities), for the benefit of one or more other investors having the same or similar investment objective as the Partnership and having terms as determined by the General Partner in its sole discretion (such vehicles, managed accounts and arrangements, collectively, “Comparable Funds”) and such Comparable Funds may invest alongside or in lieu of the Partnership as provided in Section 4.5(c). In addition, each Unitholder acknowledges and agrees that (i) nothing herein shall limit the ability of the General Partner to sponsor, raise, close and manage any such Comparable Funds and (ii) by virtue of such Comparable Funds and/or the Other Ares Funds, the General Partner and its Affiliates will be presented with investment opportunities (including any related co-investment opportunities) that fall within the investment objective of the Partnership, Other Ares Funds and the Comparable Funds, and in such circumstances, the General Partner and its Affiliates shall allocate (or elect not to allocate) such opportunities among the Partnership, such Other Ares Funds and/or the Comparable Funds as described more fully in Section 4.5(c).

(b)            Business with Certain Affiliates. None of the Manager, Ares, any of their respective Affiliates or partners, members, equity holders, controlling persons, directors, officers, employees, agents, representatives and advisors of any of the foregoing are in any way prohibited from spending, and such Persons intend to spend, substantial business time in connection with other businesses or activities, including managing investments; advising or managing funds, vehicles or accounts whose investment objectives are the same as or overlap with those of SME Opps; providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of SME Opps; or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. The Manager, Ares, their respective Affiliates and their partners, members, equity holders, controlling persons, directors, officers, employees, agents, representatives and advisors may, and expect to, receive fees or other compensation (including Portfolio Company Remuneration and any other fees as further described in the Memorandum as updated from time to time) from or with respect to Persons in which the Partnership acquires or holds Portfolio Investments and/or other Persons (including co-investors and/or joint venture partners), and neither the Partnership nor any Unitholder shall have any interest therein by virtue of this Agreement or the partnership relation created hereby and such fees or other compensation will be for the benefit of their own account and not the Partnership, subject to the Management Agreement. With respect to such other funds, vehicles or accounts, the Manager, Ares or their respective Affiliates may be entitled to payments of Portfolio Company Remuneration with respect to a Portfolio Company attributable to such fund, vehicle or account’s pro rata share of such Portfolio Company Remuneration, as described in the Management Agreement.

(c)            Allocation of Portfolio Investment Opportunities. Each Unitholder acknowledges that Ares currently invests third-party capital in a wide variety of investment opportunities on a global basis through its various investment funds (including Other Ares Funds), some of which will have investment objectives that overlap with those of the Partnership. Other Ares Funds that have investment objectives or guidelines that overlap with those of the Partnership may receive priority with respect to any investment opportunity that falls within such common objectives or guidelines or such investment opportunity may be allocated in any manner deemed appropriate by Ares in its sole discretion. Each Unitholder acknowledges and agrees that the classification of an investment opportunity as appropriate or inappropriate for (i) SME Opps will be made by the Manager and (ii) the Other Ares Funds will be made by Ares or its Affiliates, each in their respective sole discretion and in good faith, at or prior to the time of purchase or sale, as applicable; that this determination will frequently be subjective in nature and that, consequently, an investment that the Manager determined was appropriate for SME Opps (or that Ares determined was appropriate for an Other Ares Fund), may ultimately prove to have been more appropriate for an Other Ares Fund (or for SME Opps); and that, where potential overlaps with any of the Other Ares Funds do exist, the Manager and Ares intend to allocate investment opportunities to SME Opps and Other Ares Funds in accordance with Ares’ investment allocation policy. All of the foregoing procedures could in certain circumstances adversely affect the price paid or received by the Partnership or the size of the Portfolio Investment purchased or sold by the Partnership (including by prohibiting the Partnership from purchasing a Portfolio Investment) or may limit the rights that the Partnership may exercise with respect to an investment. Each Unitholder acknowledges that the ability of the General Partner or the Manager to effect or recommend transactions on behalf of SME Opps may be restricted by applicable laws or regulatory requirements in or of the United States (including without limitation under the Investment Company Act), the UK or elsewhere that are applicable to the General Partner, the Manager, their Affiliates or Other Ares Funds. In addition, the General Partner, the Manager or their Affiliates may adopt policies designed to comply with such laws or requirements. Accordingly, SME Opps may be subject to restrictions applicable to any potential co-investments alongside, or investments in portfolio companies or prospective portfolio companies of Other Ares Funds, including regulated funds. SME Opps may also be prohibited from making certain investments as a result of the possession of material non-public information by the General Partner, the Manager or their Affiliates. As a result, there may be periods when the General Partner or the Manager may not make or otherwise initiate or recommend certain investments on behalf of the Partnership and Unitholders will not be advised of that fact. The foregoing may limit the ability of SME Opps to purchase or sell certain investments or make follow-on investments in current portfolio companies of SME Opps, which may adversely affect SME Opps’ position within such portfolio companies. Additionally, the General Partner, the Manager and their Affiliates may be required by applicable law, regulatory requirements, internal policies or contractual requirements to share potential investment opportunities appropriate for SME Opps with Other Ares Funds and as such the size of the opportunity available for purchase by SME Opps may be adversely affected, including that SME Opps may ultimately be precluded from participating in such investment opportunity. Each Unitholder recognizes and consents that all or any portion of an investment opportunity that the General Partner determines in its sole discretion is not appropriate for the Partnership or is more appropriate for an Other Ares Fund may be pursued by the General Partner and its Affiliates outside of the Partnership.

(d)            Except as provided in Section 4.5(c) above, this Agreement shall not be construed in any manner to preclude the General Partner, the Manager or any of their respective direct or indirect partners, members or stockholders or their respective officers, directors, employees or Affiliates from engaging in any activity whatsoever to the maximum extent permitted by applicable law.

(e)            Each Unitholder acknowledges and agrees that the Manager, Ares, their Affiliates and their respective partners, members, equity holders, controlling persons, directors, officers, employees, agents, representatives and advisors currently manage and in the future may manage Other Ares Funds, which make or may make investments that are eligible investments for SME Opps, which presents the potential for conflicts of interest. The investment policies, fee arrangements (including any arrangements with respect to fee offsets) and other circumstances of SME Opps will vary from those of Other Ares Funds. While the Manager and Ares will seek to manage such potential conflicts of interest in good faith, each Unitholder acknowledges and understands that there may be situations in which the interests of the Partnership with respect to a particular investment or other matter conflict with the interests of one or more of the Other Ares Funds, Parallel Funds, any alternative vehicle, any co-investment vehicle, Ares or one or more of their respective Affiliates. Subject to the provisions of this Agreement, on any matter involving a conflict of interest, the General Partner will seek to resolve such conflict in good faith and in a manner consistent with the provisions of this Section 4.5. For the avoidance of doubt, the General Partner and its Affiliates shall not be liable to the Partnership or the Unitholders in respect of such conflicts of interest. Each Unitholder agrees that the activities of the Partnership, SME Opps, any alternative vehicle, any co-investment vehicle, Ares, the Manager, the Other Ares Funds and their respective Affiliates expressly authorized or contemplated by this Section 4.5 or any other provision of this Agreement may be engaged in by the Partnership, SME Opps, any alternative vehicle, any co-investment vehicle, the Manager, Ares, the Other Ares Funds or any such Affiliate, as the case may be, in good faith and to such extent, and will not, in any case or in the aggregate, be deemed a breach of this Agreement or any duty that might be owed by any such Person to the Partnership or to any Partner at law or in equity to the maximum extent permitted by law.

(f)            Each Partner acknowledges that it is possible that SME Opps will make and/or hold an investment in an issuer that may be pari passu, senior or junior in ranking to an investment in such issuer held by the Manager, Ares, their respective Affiliates, the Other Ares Funds or one or more of their respective Affiliates, or in which partners, members, equity holders, controlling persons, directors, officers, employees, agents, representatives and advisors of the Manager, Ares or one or more of their Affiliates serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such investments by SME Opps and otherwise create conflicts of interest for SME Opps. There can be no assurance that such other relationships and resulting restrictions will not adversely affect SME Opps’ investment activities, including, for example, the timing of a potential investment decision.

(g)            The Unitholders acknowledge and agree that the General Partner may cause the Partnership to enter into cross-transactions with Other Ares Funds, either as purchaser or seller. Each such transaction must be in accordance with any duties (including fiduciary duties) of the General Partner, as such duties (including fiduciary duties) may be waived, modified or limited by this Agreement. In accordance with the foregoing, the General Partner may effect a transaction between the Partnership and an Other Ares Fund, but none of the General Partner or the general partner or manager of the Other Ares Fund shall receive a commission or similar fee in connection with such cross-transaction.

(h)            Notwithstanding anything in this Agreement to the contrary, operating advisors of Ares, Brand Ambassadors and members of the Industry Advisory Board may provide services to the Partnership, any alternative vehicles, any Portfolio Companies and/or any of their respective Affiliates, and such operating advisors of Ares, Brand Ambassadors and members of the Industry Advisory Board may receive securities in such Portfolio Companies and may charge the Partnership, any alternative vehicles, any Portfolio Companies and/or any of their respective Affiliates for such services and for any related expenses, in which case any such securities, fees and reimbursements will not be shared with the Partnership or the Partners, will not be considered Portfolio Company Remuneration and will not otherwise reduce Management Fees payable by the Partnership.

Section 4.6.     Valuation.

The General Partner will be responsible for the valuation of Units which it will determine in accordance with the Manager’s valuation policies, as updated from time to time.

Article V

The Unitholders

Section 5.1.     Management.

Except as expressly provided in this Agreement, no Unitholder shall have the right or power to vote or participate in the management or affairs of the Partnership, nor shall any Unitholder have the power to sign for or bind the Partnership. The exercise by any Unitholder of any right conferred herein shall not be construed to constitute participation by such Unitholder in the control of the business of the Partnership so as to make such Unitholder liable as a general partner for the debts and obligations of the Partnership for purposes of the Act. To the fullest extent permitted by law, no Unitholder owes any duty (fiduciary or otherwise) to the Partnership or any other Partner as a result of such Unitholder’s status as a Unitholder, other than to act in good faith (to the extent required by law); provided, that this in no way limits any express obligations of a Unitholder provided for herein or in such Unitholder’s Subscription Agreement.

Section 5.2.     Liabilities of the Unitholders.

Except as provided by the Act or other applicable law and subject to the obligations to indemnify the Partnership and the General Partner as provided in Section 10.6 and as otherwise expressly set forth herein, no Unitholder shall have any personal liability whatsoever in its capacity as a Unitholder, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts, liabilities, contracts, or other obligations of the Partnership or for any losses of the Partnership.

Section 5.3.     Independent Directors; Board of Directors.

(a)            The General Partner shall have the authority to appoint directors (each, individually, a “Director”), including one or more directors that would be independent under the tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other policy as determined by General Partner (each of the independent directors, an “Independent Director,” and together with the other directors, the “Board of Directors”); provided that the appointment of new Independent Directors as a result of vacancy (regardless of how the vacancy was created) will require approval by the Board of Directors, including a majority of the remaining Independent Directors. At least two of the Board of Directors will be Independent Directors. The Independent Directors shall be unaffiliated with the General Partner, the Manager, or any of their Affiliates. The Board of Directors shall be responsible for (i) overseeing the Partnership’s periodic reports under the 1934 Act and any other matters delegated to it by the General Partner and (ii) overseeing the suspension and modification of certain policies and operations of the Partnership. The Independent Directors shall (A) review and approve or disapprove any actual conflicts of interest in any transaction or relationship between the Partnership, on the one hand, and the General Partner and/or its Affiliates, on the other hand, that the General Partner determines to present to the Board of Directors, (B) review and approve any matter (x) for which approval is required under the Advisers Act, including Sections 205(a) and 206(3) thereof, (y) as provided for under this Agreement or (z) as deemed appropriate by the General Partner in its sole discretion, except, in each case of clauses (i) and (ii), as contemplated by the terms of this Agreement. A majority of the Independent Directors are authorized to give or withhold the Partnership’s consent or approval as an “independent client representative” with respect to matters required by Section 206(3) of the Advisers Act and certain other situations involving conflicts of interest, including with regards to the assignment or other transfer of the General Partnership Interest pursuant to Section 8.1 (in each case where presented to such Independent Directors in the General Partner’s sole discretion) (the “ICR”). Each Unitholder agrees that, with respect to any consent sought from the Independent Directors under this provision, such consent of the Independent Directors shall be binding upon the Partnership, and the General Partner and its Affiliates, acting in accordance with or pursuant to such consent (or such procedures or standards approved by the Independent Directors), shall, absent fraud or willful misconduct, be fully protected and justified in acting in reliance upon and in accordance with such consent of the Independent Directors. Any matters for which the Board of Directors or Independent Directors have authority to act can be effected by majority approval of the Board of Directors or Independent Directors, as applicable. If there are only two Independent Directors, matters requiring consent or approval of a majority of the Independent Directors will require approval of both Independent Directors. Subject to the foregoing, the General Partner shall have the right to change or replace any Independent Director for Cause and any Director that is not an Independent Director with or without Cause. The foregoing shall not confer on the Board of Directors or any Director any authority or responsibility to participate in the management or conduct of the business of the Partnership or any Parallel Fund, including to review any investment decisions made by the General Partner or the Manager, all of which shall be the sole responsibility of the General Partner.

(b)            Approval of the Independent Directors shall be required for (i) the suspension of the calculation of the Net Asset Value of the Units or the Unit Redemption Program and (ii) any material modification to the Manager’s valuation policies and the Unit Redemption Program. The General Partner will present to the Board of Directors the basis for any such proposed suspension or modification and will notify the Independent Directors of any change in the independent valuation advisor.

(c)            The Board of Directors (including the Independent Directors) shall owe a fiduciary duty to use their reasonable business judgment to act in the best interests of the Partnership with respect to matters of the Partnership that are within the Board of Directors’ authority.

Article VI

Expenses and Fees

Section 6.1.     General Partner Expenses. The Partnership shall not have any salaried personnel. The General Partner, the Manager and their Affiliates shall bear and be charged with the compensation of the General Partner’s and the Manager’s investment professionals for providing investment advisory services to the Partnership (collectively, the “General Partner Expenses”).

Section 6.2.     Management Fee and Management Agreement.

(a)            The Partnership (directly or indirectly through one or more Intermediate Entities) shall pay the Manager the Management Fee pursuant to the Management Agreement.

(b)            The Unitholders recognize that the Manager and its Affiliates may receive certain fees as more fully set forth in the Management Agreement, and agree that the Management Fee payable under the Management Agreement will not be affected thereby, except as provided in the Management Agreement.

Section 6.3.     Operating Expenses.

(a)            SME Opps shall bear and be charged with all costs and expenses of its operations other than General Partner Expenses (the “Operating Expenses”) (and shall promptly reimburse the General Partner, the Administrator, the Manager or its Affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities). For the avoidance of doubt, Operating Expenses may be incurred either before, on or after the date of the Closing Date and shall include, without limitation, the following costs and expenses associated with the Partnership (all references in this Section 6.3(a) to the Partnership shall also be deemed to refer to any alternative vehicles, Intermediate Entities or other holding companies, special purpose vehicles or subsidiaries relating to the Partnership):

(i)            all fees, costs, expenses, liabilities and obligations incurred in identifying, investigating, evaluating, diligencing, developing (including any retainers, success and finder’s fees and other compensation paid to contractors, senior advisors, joint venture partners and sourcing and operating advisors), negotiating, organizing, structuring, studying (including any market studies), financing, purchasing, originating, researching, sourcing (including attending industry and trade association meetings, conferences or events for purposes of sourcing and evaluating actual or potential investment opportunities), monitoring, operating, settling, trading, hedging, valuing, appraising, rating (including any rating agency fees and expenses), holding (including any loan agency or services fees), registering (including notary costs), restructuring, syndicating, refinancing (including any brokerage, borrowing and financing fees or expenses), selling (or potentially selling), winding up, liquidating and disposing of actual or potential Portfolio Investments and other assets, including any Travel-Related Expenses, and any legal, financing, commitment, transaction or other fees and expenses payable to attorneys, accountants, tax professionals, investment bankers, brokers, finders, underwriters, lenders, third-party diligence and service providers, consultants (including expert networks and similar services), agents, administrators and similar professionals or advisors in connection therewith, and other expenses related to the purchase, sale, settlement, custody, valuation or transmittal of Partnership assets, expenses related to determining and publishing the Partnership’s net asset value (including the costs and expenses of any independent valuation firms or pricing services) and market data expenses, including news and quotation equipment, software and services;

(ii)            fees, costs and expenses of unconsummated investments (including all fees, costs and expenses described in Section 6.3(a)(i) above and any liquidated damages, termination fees, reverse termination fees or other similar payments incurred in connection therewith) (collectively, “Broken Deal Expenses”), and fees, costs and expenses borne by SME Opps with respect to co-investments;

(iii)          the Management Fee;

(iv)          administration fees, costs and expenses, if any, payable under the Administration Agreement and any sub-administration agreements;

(v)           fees, costs and expenses, if any, payable under any dealer manager or selected dealer agreements;

(vi)          fees, costs and expenses associated with the organization, operation and maintenance of any alternative vehicles, Intermediate Entities or other subsidiaries, holding companies or special purpose vehicles relating to the Partnership, including any related legal, accounting, banking, corporate governance, administration, filing, regulatory, listing, registered office and other administrative fees, costs and expenses;

(vii)         capital payments, principal payments, interest and other expenses in respect of indebtedness or credit support, including financing fees, margin calls, up-front fees, pre-payment fees, maintenance fees, unused facility fees and other costs and expenses (including legal costs and expenses) associated with negotiating, structuring, entering into, maintaining and terminating any credit facility, securitization transaction or any other indebtedness or credit support for borrowing by the Partnership, any Intermediate Entities or other holding vehicles, special purpose vehicles or subsidiaries of the Partnership or any Affiliate of the Partnership;

(viii)        costs of collateral administration or other administrative or reporting tools (including subscription-based services) for the benefit of the Partnership (and Other Ares Funds);

(ix)           costs of software (including the fees, costs of developing, licensing, implementing, maintaining or upgrading any computer software or other administrative or reporting tools (including subscription-based services) for the benefit of the Partnership or the Unitholders) and costs and expenses of third-party software developers and custom software developed for and/or utilized by the Manager or its Affiliates) for the benefit of the Partnership (and Other Ares Funds);

(x)            costs and expenses of due diligence services, consultants, research databases, educational speakers and computer software that are relevant to the affairs of the Partnership and its investment strategy;

(xi)           costs of preparing, distributing, compiling and filing (each as applicable) financial statements and other reports (including the costs of licensing, implementing and maintaining any web portal, extranet tools or other reporting tools), any written agreements between the General Partner or the Partnership and an Unitholder, any master side letter and most favored nation elections, tax returns, tax estimates, tax planning or structuring due diligence, memoranda or reports, Schedules K-1, K-2, and K-3 or any administrative, compliance, legal, tax or regulatory filings, registrations or reports (including any filings, registrations or reports pursuant to laws in jurisdictions in which the Partnership, any alternative vehicle or any Intermediate Entity invests, has Partners domiciled or otherwise located in or otherwise does business), including the Form 10 registration statement, 1934 Act reports, or other information, including fees and costs of any third parties related to the foregoing, compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Manager and/or their affiliates in performing administrative and/or accounting services for the Partnership or any Portfolio Company (including but not limited to valuation, legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to SME Opps) and/or any other services as described in the Memorandum;

(xii)          costs, fees and expenses of legal counsel, tax advisors, brokers and prime brokers, auditors, accountants, listing agents, bookkeepers, transfer agent, escrow agent, custodians, consultants (including operating advisors, Brand Ambassadors or those engaged for similar functions), compliance firms, investment bankers, underwriters, finders, valuation agents, third-party diligence and service providers, information technology providers, depositaries (including costs, fees and expenses related to appointments or changes of a depositary, representative or paying agents appointed pursuant to applicable laws and the implementation thereof), independent directors (including independent directors of the General Partner, the Partnership, any subsidiary acquisition vehicles, holding vehicles or other special purpose entities of the Partnership, if applicable), banks, agents, valuation agents, information technology providers and other outside advisors and professionals and any Travel-Related Expenses of personnel of the General Partner or the Manager incurred in connection with attending meetings with such advisors or service providers, together with any levies imposed by any regulatory authority, technology expenses relating to the oversight and management of the Partnership and its Portfolio Investments, including data aggregation in respect of Portfolio Companies;

(xiii)         expenses related to the Partnership’s (or any subsidiary acquisition vehicle, holding vehicle or other special purpose entity of the Partnership, if applicable) compliance with, registration under or exemption from any applicable law, rule or regulation associated with the activities of the Partnership or the activities of the General Partner or the Manager in respect of the Partnership (including all expenses and costs arising pursuant to laws in jurisdictions in which the Partnership invests, has Partners domiciled or otherwise located in or otherwise does business), including legal fees and expenses of outside counsel or other services providers with respect thereto;

(xiv)        any costs and expenses pertaining to the offering and sale of Units to prospective investors in any closing, including without limitation valuation costs, expenses associated with updating the offering materials, expenses associated with subscriptions and redemptions, any legal, printing, capital raising, accounting, regulatory compliance, administrative, filing and Travel-Related Expenses;

(xv)         any fees, costs and expenses related to the presence of the Partnership, the General Partner, the Manager, Ares or their Affiliates in jurisdictions in which the Partnership maintains alternative vehicles, Intermediate Entities, subsidiary acquisition vehicles, holding vehicles or other special purpose entities of the Partnership or its subsidiaries formed to make, hold or otherwise facilitate investments directly or indirectly on behalf of the Partnership including costs and expenses, including Travel-Related Expenses, incurred in connection with attending or otherwise participating in directors or other meetings of such alternative vehicles, Intermediate Entities, subsidiary acquisition vehicles, holding vehicles or other special purpose entities;

(xvi)        expenses of annual, periodic and special meetings of the Partners or otherwise holding meetings and conferences of the Partners, including set-up, room and board, dining, reasonable entertainment, other Travel-Related Expenses, honorarium, speaker fees and other meeting-related expenses, whether individually or as a group;

(xvii)       all fees, costs and expenses of the Industry Advisory Board attributable to the Partnership (notwithstanding that one or more Other Ares Funds and/or third-party co-investors may participate in one or more Portfolio Investments), including, as determined by the General Partner, all fees, reimbursements and/or other compensation paid to members of the Industry Advisory Board attributable to the Partnership for (A) their service thereon and expenses incurred in connection with holding annual, periodic and special meetings of the Industry Advisory Board (including any costs and expenses incurred by the Industry Advisory Board members, representatives of the General Partner and other Persons in attending or otherwise participating in meetings of the Industry Advisory Board, including the travel, meals and accommodation of such persons), and (B) certain services and benefits in respect of the investment process and the management of Portfolio Investments, including serving as a source of proprietary deal flow and contacts, identifying operational opportunities and pitfalls during the due diligence process, providing sector-specific operational and competitive insight, providing direction and oversight post-acquisition, serving in an executive or board capacity, and helping to build and mentor management teams;

(xviii)      expenses of the Board of Directors and any committees thereof, including compensation of the Independent Directors and any fees and expenses of any agents, advisors, attorneys, accountants or other advisors engaged by the Board of Directors and any committees thereof and expenses and fees of any ICR;

(xix)         costs, fees and expenses related to obtaining and maintaining directors and officers liability, errors and omissions liability, crime coverage and general partnership liability premiums, ERISA fidelity bonds and other insurance expenses, including insurance to protect the Partnership, the General Partner, the Manager, their respective officers, directors, employees, partners, managers and members, the Unitholders, members of the Industry Advisory Board in connection with the activities of the Partnership, including an allocable portion of the premiums and fees for one or more umbrella policies that cover SME Opps, Other Ares Funds and Ares Affiliates;

(xx)          costs, fees and expenses incurred by the Partnership Representative or related to any tax or other audit, investigation, regulatory matter, review, administrative or other proceedings, litigation and threatened litigation and proceedings relating to the business or activities of the Partnership (or its subsidiaries) (including the cost of any investigation, prosecution, defense and/or preparation), including any judgment, other award or settlement entered into in connection therewith;

(xxi)         indemnification obligations (including any fees, costs and expenses incurred in connection with indemnifying any Partner or other Person pursuant to this Agreement and advancing fees, costs and expenses incurred by any such Person in defense or settlement of any claim that may be subject to a right of indemnification pursuant to this Agreement) and any costs, losses, damages or other expenses related to any warranties or indemnities given by the Partnership in relation to any Portfolio Investment, including where a claim has been made in respect of such warranties or indemnities;

(xxii)        costs and expenses in respect of custody of Portfolio Investments;

(xxiii)       liquidation expenses of the Partnership, any Intermediate Entities, any other subsidiaries or special purpose vehicles and the General Partner;

(xxiv)       any taxes, fees, governmental charges, imputed underpayments, fines, penalties or other similar charges (including interest thereon) levied, assessed or imposed on or against the Partnership (including holding vehicles, special purpose vehicles, subsidiaries and other Affiliates), the Manager or the General Partner relating to the activities of the Partnership (excluding taxes on net income payable by the Manager in respect of the Management Fee and the expenses listed under clause (iv) of this Section 6.3(a), and excluding any taxes that are actually reimbursed by a Partner or deemed to be distributed to a Partner pursuant to this Agreement);

(xxv)       any extraordinary expense of the Partnership, including any changes to the management structure and operation of the Partnership and the terms of this Agreement, the Management Agreement and any agreement with any other provider of services to or in respect of the Partnership as the General Partner or Manager considers to be necessary or desirable to comply with the provisions of any applicable regulation, to seek to ensure that the management of the Partnership is not subject to the provisions of any applicable regulation, or to address any material change in the legal, tax or regulatory system in which the General Partner, the Manager or the Partnership operates (provided that such changes or amendments are not primarily for the benefit of the General Partner or the Manager);

(xxvi)       costs and expenses related to printing, communications, marketing and publicity (including publicity and announcements relating to the closing or sale of Portfolio Investments);

(xxvii)      costs and expenses related to any activities with respect to protecting the confidential or non-public nature of any information or data;

(xxviii)     except as otherwise determined by the General Partner in its sole discretion, any fee, cost, expense, liability or obligation relating to any alternative vehicle or its activities, business, Portfolio Companies or actual or potential investments (to the extent not borne or reimbursed by a Portfolio Company of such alternative vehicle) that would be an Operating Expense or an Organizational Expense if it were incurred in connection with the Partnership;

(xxix)       costs and expenses related to any amendments to, and any waivers, consents or approvals pursuant to, the constituent documents of the Partnership, Parallel Funds, Feeder Funds, the General Partner and their respective related entities and any alternative vehicle, including the preparation, distribution and implementation thereof;

(xxx)        unreimbursed costs and expenses incurred in connection with any Transfer or proposed Transfer by a Unitholder, any default by a Unitholder or any termination or withdrawal of a Unitholder;

(xxxi)       all costs and expenses (whether incurred before, on or after the date of this Agreement) pertaining to the offering and sale of Units in SME Opps to prospective investors (including in any additional closing) and the organization of SME Opps and the General Partner (and any vehicle formed to directly or indirectly receive Performance Participation Allocation and its general partner or managing vehicle, as applicable, and the associated management arrangements with the Manager), including, without limitation, any related legal (including costs of preparing any written agreements between the General Partner or the Partnership and a Unitholder), printing, capital raising, accounting, regulatory compliance, administrative, filing, mailing, long distance telephone, cellular phone and data service, Travel-Related Expenses, pre-marketing and marketing expenses, and other organizational expenses, in each case, together with any VAT thereon (“Organizational Expenses”);

(xxxii)       the Partnership, in its capacity as an investor in any applicable Other Ares Fund or Portfolio Investments that are investment funds, shall bear and be charged such expenses as may be required pursuant to the governing agreement of such Other Ares Fund or Portfolio Investments that are investment funds;

(xxxiii)     the out-of-pocket expenses incurred in connection with any amendments to the Partnership Agreement, including the solicitation of any consent, waiver or similar acknowledgment from the Unitholders, or preparation of other materials in connection with compliance (or monitoring compliance) with the Partnership Agreement and any other constituent or related documents of the Partnership, any Lower Entity or Intermediate Entity;

(xxxiv)     all other costs and expenses of the Partnership and its affiliates in connection with the business or operation of the Partnership and its Portfolio Companies;

(xxxv)      costs and expenses incurred in connection with the formation, offering, management, operation, dissolution, winding up and termination of any Feeder Funds, Parallel Funds and/or Intermediate Entities to the extent not paid by such Feeder Funds, Parallel Funds and/or Intermediate Entities or their partners, as applicable; provided, that any such expenses (including, without limitation, any Partnership Expenses) may be apportioned to, and borne solely by, the investors participating in such Partnership, Feeder Funds, Parallel Funds and/or Intermediate Entities, as applicable, or be allocated among the Partnership, Feeder Funds, Parallel Funds and/or Intermediate Entities as determined by the General Partner in its reasonable discretion;

(xxxvi)     all other expenses properly chargeable to the activities of the Partnership and its subsidiaries;

(xxxvii)    any other fees, costs or expenses approved by a majority of the Independent Directors to be treated as expenses of the Partnership;

(xxxviii)   compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the Administrator and/or its affiliates in performing administrative and/or accounting services for the Partnership or any Portfolio Company (including but not limited to investment valuation, legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to SME Opps) and/or any other services as described in the Memorandum; and

(xxxix)     any VAT with respect to any of the foregoing.

(b)           If Operating Expenses are incurred in relation to Portfolio Investments or prospective Portfolio Investments in which SME Opps and any Other Ares Funds are invested or also participated in the origination of such Portfolio Investment, as applicable, such funds shall share in such expenses as determined by the General Partner in accordance with its expense allocation policies and procedures, which will generally be pro rata based on the size of SME Opps’ commitment at the time of commitment to such Portfolio Investment relative to the size of the commitment of such Other Ares Funds at the time of commitment to such Portfolio Investment. Broken Deal Expenses will generally be allocated pro rata based on the size of SME Opps’ actual or expected commitment relative to the size of the actual or expected commitment of such Other Ares Funds. Notwithstanding anything to the contrary in this Section 6.3(b), the General Partner may choose an allocation method other than as set forth under this Section 6.3(b) that it believes, in good faith, would be more fair or equitable under the specific circumstances. With respect to any Operating Expenses other than those incurred in relation to Portfolio Investments or prospective Portfolio Investments, the General Partner shall use its good faith reasonable discretion to allocate such expenses among SME Opps and the Other Ares Funds, as applicable, in a manner that it believes, in good faith, is fair or equitable under the circumstances. If appropriate and equitable under the circumstances, the Manager may allocate to each of the Partnership, the other SME Opps and any Feeder Fund expenses that are exclusive to any of such entities. Operating Expenses may be paid out of any funds of the Partnership (or of any Feeder Funds, Parallel Funds and/or Intermediate Entities) in a manner reasonably determined by the General Partner. The General Partner also may cause the Partnership (and/or any Feeder Funds, Parallel Funds and/or Intermediate Entities) to borrow funds to pay Operating Expenses pursuant to Section 4.1(b) or, to the extent applicable, hold all or any portion of any Subscription in reserve and apply such amounts any time to satisfy any such expenses, obligations, indemnities or liabilities, contingent or otherwise, relating to the Partnership, any Feeder Fund, Parallel Fund or Intermediate Entity.

(c)           Any amounts paid by SME Opps for or resulting from any instrument or other arrangement designed to hedge or reduce one or more risks associated with a Portfolio Investment shall be considered an Operating Expense relating to such Portfolio Investment.

Article VII

Books and Records and Reports to Partners

Section 7.1.     Books and Records.

(a)           The General Partner shall keep or cause to be kept complete and appropriate records and books of account. Except as otherwise expressly provided herein, the books and records of the Partnership shall be maintained in accordance with U.S. generally accepted accounting principles, consistently applied, and shall be maintained for at least five years following the termination of the Partnership. The books and records shall be maintained or caused to be maintained at the principal office of the Partnership.

(b)           To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, including the Act, and to the fullest extent permitted by law, including Section 17-305(f) of the Act, the Unitholders shall only have such rights to obtain information relating to the Partnership or its investments, or access to the books and records of the Partnership, as expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein or in the Act and pursuant to Section 17-305(f) of the Act, no Unitholder shall have the right to review any information related to any other Unitholder, including, without limitation, information which identifies such Unitholder or the amount of its Subscription.

Section 7.2.     Federal, State, Local and Non-United States Income Tax Information. The General Partner shall prepare and send, or cause to be prepared and sent, to each Person who was a Partner at any time during a Tax Year copies of such information as may be required for U.S. federal, state, local and non-United States income tax reporting purposes, including copies of Schedule K-1 or any successor schedule or form, for such Person. The General Partner will use reasonable efforts to cause the Partnership to provide to each of the Unitholders United States Internal Revenue Service Schedules K-1 (Form 1065) and K-3 (Form 1065) in relation to Partnership for each taxable year on or before March 31st of the succeeding taxable year.

Section 7.3.     Reports to Partners.

(a)           Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company as permitted under applicable law), the General Partner shall make available to each Person who was a Partner during such period a quarterly report and unaudited financial statements of the Partnership (which may be prepared on a combined basis with respect to the Partnership and/or any Feeder Funds, Parallel Funds, and Intermediate Entities and their respective alternative vehicles). The filing of a Form 10-Q with the SEC that is made available on the Partnership’s website will be deemed to satisfy this obligation.

(b)           Within one hundred twenty (120) days (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company) after the end of each Fiscal Year of the Partnership, the General Partner shall make available to each Person who was a Partner during such Fiscal Year an annual report and audited financial statements for the Partnership (which may be prepared on a combined basis with respect to the Partnership and any Feeder Funds, Parallel Funds, and Intermediate Entities and their respective alternative vehicles) prepared in accordance with U.S. generally accepted accounting principles. The filing of a Form 10-K with the SEC that is made available on the Partnership’s website will be deemed to satisfy this obligation.

(c)           Notwithstanding anything contained in this Section 7.3, the information contained in any financial statements and reports delivered pursuant to Section 7.3 with respect to any Portfolio Investment in an investment fund (including any Other Ares Fund) may be a Fiscal Quarter in arrears because necessary information (including valuation information) in respect of such Portfolio Investments is delayed past the time that the General Partner determines to provide reporting or financial statements for such period, and in each case the General Partner shall not be deemed to have breached its obligations hereunder to the extent the General Partner is unable to provide any required information with respect to such Portfolio Investments that are investments in investment funds.

Section 7.4.     Partnership Informational Meetings. The General Partner may hold, from time to time, general informational meetings with the Unitholders, which may be telephonic.

Article VIII

Transfers, Withdrawals and Default

Section 8.1.     Transfer of the General Partner.

(a)           Voluntary Transfer. Without the consent of the Independent Directors, the General Partner shall not have the right to assign, pledge or otherwise transfer its General Partnership Interests; provided, that without the consent of the Unitholders or the Independent Directors the General Partner may, at the General Partner’s expense, (i) be reconstituted as or converted into a corporation, limited liability company or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or (ii) transfer the General Partnership Interest (in whole or part) or any similar interest of a successor entity to the Partnership to one of its Affiliates. In the event of an assignment or other transfer of all of the General Partnership Interest, its assignee or transferee shall be substituted in its place as general partner of the Partnership and immediately thereafter the General Partner shall withdraw as a general partner of the Partnership. The provisions of this Section 8.1 shall not prevent the General Partner from assigning by way of security or otherwise pledging or granting security over its rights under this Agreement pursuant to the terms of Section 4.1(b) or otherwise as permitted by this Agreement.

Section 8.2.     Assignments/Substitutions by Unitholders.

(a)           A Unitholder may not directly or indirectly sell, exchange, assign, mortgage, hypothecate, pledge or otherwise transfer its Units (or any interest therein) in whole or in part to any Person (an “Assignee”) unless:

(i)            such Transfer would not violate the Securities Act or any state securities or “Blue Sky” laws applicable to the Partnership or the Units to be assigned or transferred;

(ii)           such Transfer would not cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes or cause the Partnership to become required to register under the 1940 Act;

(iii)          such Transfer would not otherwise cause the Partnership to violate any applicable law, regulation, court order or judicial decree;

(iv)          such Transfer would not pose a material risk that the Partnership will be treated as a “publicly traded partnership” taxable as a corporation within the meaning of Section 7704 of the Code and the related regulations (unless otherwise determined by the General Partner);

(v)           such Transfer would not require the General Partner or the Manager to register as an investment adviser under the Advisers Act, if it is not already so registered;

(vi)          such Transfer would not pose a material risk that (A) all or any portion of the assets of the Partnership to constitute “plan assets” for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law of any existing or prospective Unitholder, or (B) the General Partner (or other Person responsible for the operation of the Partnership and/or investment of the Partnership’s assets, as contemplated under this Agreement) to become a fiduciary with respect to any existing or prospective Unitholder, pursuant to ERISA or any applicable Similar Law or otherwise;

(vii)         such Transfer would not cause the Partnership or any Portfolio Company to be ineligible to obtain or hold any regulatory or other governmental authorization, status, or exemption necessary or useful for the business of the Partnership, of any Portfolio Company, or of the Manager or any Affiliate of the Manager;

(viii)        such Transfer is not to a sponsor of another pooled investment fund with objectives similar to the Partnership or a competitor or potential competitor of a Portfolio Company, the General Partner, the Manager, Ares or their Affiliates as determined by Ares in its sole discretion; and

(ix)           such Transfer (alone or together with other Transfers) will not violate or be inconsistent with any applicable Sports League Rules.

To transfer its Units, a Unitholder shall submit an executed form to the General Partner. Such transfer will be recorded on the books and records of the Partnership.

(b)           No assignment, transfer or substitution shall be recognized if the General Partner believes that such assignment, transfer or substitution would cause the Partnership to be treated as a “publicly traded partnership” taxable as a corporation within the meaning of Section 7704 of the Code and the regulations promulgated thereunder (unless otherwise determined by the General Partner).

(c)           No assignment, transfer or substitution shall be recognized without the Partnership receiving 15 calendar days’ (or such reasonable shorter period as is agreed to by the General Partner) written notice from or on behalf of an assigning or transferring Unitholder.

(d)           The General Partner and/or its Affiliates may acquire Units of a transferring Unitholder as a transferee.

(e)           Any attempted assignment or substitution not made in accordance with this Section 8.2 shall be deemed cancelled.

Section 8.3.     Further Actions. The General Partner may cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article VIII.

Section 8.4.     Withdrawals Generally. Except as expressly provided in this Agreement or otherwise agreed to by the General Partner, no Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Account.

Section 8.5.     Required Withdrawals.

(a)           A Unitholder may be required to withdraw from the Partnership in whole or in part if in the reasonable judgment of the General Partner: (i) (A) all or any portion of the assets of the Partnership may be characterized as “plan assets” for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law, whether or not such Unitholder is subject to ERISA, the Code or any Similar Law without such withdrawal or (B) the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) may be considered a fiduciary with respect to any Unitholder, for purposes of ERISA, Section 4975 of the Code or any applicable Similar Law; (ii) the Partnership or any Partner is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense or material adverse effect on the Partnership or any of its Affiliates, any Partners, any Portfolio Company, Portfolio Investment or any prospective investment is likely to result, including result in a Sports League Adverse Effect; provided, that any such Unitholder shall remain liable to the Partnership to the extent of any breach of a representation or covenant made by such Unitholder to the Partnership or the General Partner arising out of or relating to such withdrawal; (iv) the General Partner determines, after consultation with the affected Unitholder and counsel to the General Partner, that the continuing participation in the Partnership by such Unitholder would reasonably be likely to have a materially adverse effect on the Partnership or any of its Affiliates under FATCA absent such withdrawal, (v) in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Partnership (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001 and FATCA) or any material adverse effect on the Partnership or any Partner is likely to result from such Unitholder’s continued interest in the Partnership; (vi) that continued undiminished participation of such Unitholder in the Partnership would otherwise subject the Partnership, any alternative vehicle, any Intermediate Entity, the General Partner or the Manager to material onerous legal, tax or other regulatory requirements that cannot reasonably be avoided without material adverse consequences to any other Partner, the Partnership, the General Partner or the Manager; (vii) that the General Partner discovers that any owner or beneficial owner of the Units is a Prohibited Person, either alone or in conjunction with any other person, whether directly or indirectly; provided that, for the avoidance of doubt, in the case of a Unitholder holding Units which can be allocated to several beneficial owners, such compulsory redemption may only be applied to the part of the portion of such Units allocable to the beneficial owner qualifying as a Prohibited Person; or (viii) that the holding by a Unitholder in a particular class of Units has fallen below the minimum investment and holding requirement for that class of Units.

(b)           Withdrawals pursuant to this Section 8.5 will be effected by the Partnership’s purchase of such Unitholder’s Units (or a portion thereof, as applicable) at the Net Asset Value of such Units at the time of withdrawal. No consent of, or execution of any document by, such Unitholder shall be needed to effect the purchase of the Units pursuant to this Section 8.5.

(c)           Unless the General Partner determines otherwise in its sole discretion, the effective date of any withdrawal pursuant to this Section 8.5 shall be the last day of the month in which notice of such withdrawal was given pursuant to this Section 8.5.

Section 8.6.     Redemption of Units. Notwithstanding Section 8.4, the General Partner may cause the Partnership to establish, from time to time, a program or programs by which the Partnership is expected to redeem Units from Partners from time to time, including through the Unit Redemption Program; provided that such redemptions do not impair the capital or operations of the Partnership or cause the Partnership to become subject to tax as a corporation for U.S. income tax purposes. Subject to Section 5.3(b), the General Partner may amend or suspend the Unit Redemption Program if in its reasonable judgment it deems such action to be in the Partnership’s best interest, including but not limited to, for tax, regulatory or other structuring reasons.

Article IX

Duration and Termination of the Partnership

Section 9.1.     Duration. The Partnership shall continue until it is dissolved upon (a) a determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Partnership is in the best interests of the Partnership, (b) a GP Event of Withdrawal, (c) the termination, dissolution or withdrawal of the General Partner, (d) a Cause Event (and the lapse of any cure period with respect to such Cause Event) together with the consent of 75% in Interest to dissolve the Partnership, or (e) the entry of a decree of dissolution of the Partnership pursuant to Section 18-802 of the Act.

Section 9.2.     Termination. Upon dissolution of the Partnership, the Partnership shall be wound up and liquidated. The General Partner shall make distributions out of Partnership assets in the following manner and order:

(a)            first, to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Partnership and all creditors of the Partnership as required by the Act, other than Partners, either by the payment thereof or the making of reasonable provision therefor;

(b)           second, to establish reserves, in amounts established by the General Partner or such liquidator, to meet other liabilities of the Partnership (including the Management Fee, the Performance Participation Allocation and the Servicing Fee); and

(c)           third, to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor.

The remaining proceeds, if any, plus any remaining assets of the Partnership, shall be applied and distributed pro rata based on the aggregate Net Asset Value of Units held by each Partner by the end of the Fiscal Year during which the liquidation occurs or, if later, within 90 calendar days after the date of such liquidation. For purposes of the application of this Section 9.2 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.

Article X

Capital Accounts and Allocations of Profits and Losses

Section 10.1.     Capital Accounts.

(a)           A separate capital account (the “Capital Account”) shall be established and maintained for each Partner in accordance with the principles and requirements set forth in Section 704(b) of the Code and the Treasury Regulations. The Capital Account of each Partner shall be credited with such Partner’s Subscription to the Partnership, as well as any concurrent or subsequent contributions to capital, all Profits allocated to such Partner pursuant to Section 10.2 and any items of income or gain which are specially allocated pursuant to Section 10.3 or otherwise pursuant to this Agreement; and shall be debited with all “Losses” allocated to such Partner pursuant to Section 10.2, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 10.3 or otherwise pursuant to this Agreement, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In furtherance of the foregoing and in accordance with Treasury Regulation §1.1061-3(c)(3)(ii)(B), the Partnership shall, (i) calculate separate allocations attributable to (A) the Performance Participation Allocation and any other distribution entitlements that are not commensurate with capital contributed to the Partnership, and (B) any distribution entitlements of the Partners that are commensurate with capital contributed to the Partnership (in each case, within the meaning of Treasury Regulation §1.1061-3(c)(3)(ii)(B) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation in its books and records. Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any Unit in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

(b)           No Partner shall be required to pay to the Partnership or to any other Partner the amount of any negative balance which may exist from time to time in such Partner’s Capital Account.

(c)           Notwithstanding any other provision to the contrary herein, if the General Partner determines, in its sole discretion that, for legal, tax, regulatory accounting and/or other reasons that a Unitholder should not participate, in whole or in part, in one or more Portfolio Investments or a particular category of Portfolio Investments, the General Partner shall establish a memorandum account (a “Memorandum Account”) in which Partners participating in such Portfolio Investment(s) shall have an interest, and any applicable increase or decrease in the Partnership’s Net Asset Value (including for purposes of calculating the Performance Participation Allocation, the Management Fee and the Servicing Fee) shall be attributable only to such Memorandum Account, and the General Partner may make such other adjustments in the interpretation and implementation of this Agreement and the Management Agreement in connection therewith as it deems equitable, including by treating such Memorandum Account in relevant part as though it were a separate partnership with separate units therein for accounting and tracking purposes to appropriately reflect the differing ownership percentages across certain Investments (and all references to “Units” as used herein shall be interpreted accordingly as determined in good faith by the General Partner).

Section 10.2.     Allocations of Profits and Losses. Except as otherwise provided in this Agreement, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated among the Partners in a manner such that, after giving effect to the special allocations set forth in Sections 10.3(d), (e), (f), (g), or elsewhere expressly provided for in this Agreement or the Management Agreement, the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Partner pursuant to this Agreement if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Partnership were distributed in accordance with this Agreement to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

Section 10.3.     Special Allocation Provisions. Notwithstanding any other provision in this Article X:

(a)           Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 10.3(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b)           Qualified Income Offset. In the event any Unitholder unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate the deficit balance in its Capital Account created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 10.3(b) shall be made only to the extent that a Partner would have a deficit balance in its Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if this Section 10.3(b) were not in this Agreement. This Section 10.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c)           Gross Income Allocation. In the event any Unitholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unitholder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 10.3(c) shall be made only if and to the extent that a Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if Section 10.3(b) and this Section 10.3(c) were not in this Agreement.

(d)           General Partner Expenses. To the extent, if any, that General Partner Expenses and any items of loss, expense or deduction resulting therefrom are deemed to constitute items of Partnership loss or deduction rather than items of loss, or deduction of the General Partner, such General Partner Expenses and other items of loss, expense or deduction shall be allocated 100% to the General Partner and the General Partner’s Capital Account shall be credited with a deemed capital contribution of the same amount.

(e)           Payee Allocation. In the event any payment to any Person that is treated by the Partnership as the payment of an expense is recharacterized by a taxing authority as a Partnership distribution to the payee as a partner, such payee shall be specially allocated an amount of Partnership gross income and gain as quickly as possible equal to the amount of the distribution.

(f)            Nonrecourse Deductions. Nonrecourse Deductions shall be allocated pro rata based on the number of Units held by each Partner.

(g)            Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

(h)            Special Allocations. Any special allocations of income, gain, loss, deduction or credit pursuant to Section 10.3(b) or (c) hereof shall be taken into account in computing subsequent allocations pursuant to this Article X, so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Sections 10.3(b) or (c) had not occurred.

Section 10.4.     Tax Allocations. For U.S. income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any Partnership asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose. The General Partner may elect to allocate specially for U.S. federal income tax purposes profits or losses (or items of income, gain, and loss, including items taxable at ordinary income rates and short- and long-term capital gains and losses) to any redeeming Unitholder (including a Unitholder whose Units are only partially redeemed) to the extent that the amount of the Partner’s tax basis attributable to such redeemed Units is greater or less than the amount the Partner received on redemption. The General Partner shall determine all matters concerning allocations for tax purposes and accounting procedures not expressly provided for herein in its sole discretion. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Partnership (or an adjustment to any Partner’s distributive share thereof), the General Partner may reallocate the adjusted items among each Partner or former Partner (as determined by the General Partner) in accordance with the final resolution of such audit adjustment.

Section 10.5.     Other Allocation Provisions. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 10.2 to 10.5 may be amended at any time by the General Partner if necessary, to maintain substantial economic effect in accordance with such regulations or to ensure that allocations are in accordance with the Partners’ interests in the Partnership, in each case as reasonably determined by the General Partner.

Section 10.6.     Tax Advances. To the extent the General Partner reasonably determines that the Partnership (or any entity in which the Partnership holds an interest) is or may be required by law to withhold or to make tax payments (including interest and penalties thereon) on behalf of or with respect to any Partner or as a result of a Partner’s participation in the Partnership or as a result of a Partner’s failure to provide requested tax information, including any withholding taxes or any amounts imposed pursuant to FATCA, Section 6225 or Section 1446(f) of the Code (it being understood, however, that the General Partner may rely upon and shall have no duty to independently verify any information provided to it by taxing authorities for the purpose of determining any such tax payments or withholdings hereunder) (“Tax Advances”), the General Partner may withhold or escrow such amounts or make such tax payments as so required. All Tax Advances attributable to a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or whose participation resulted in such Tax Advances (as relevant) or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation of the Partnership otherwise payable to such Partner. Whenever the General Partner selects the option set forth in clause (ii) of the immediately preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Tax Advance. To the fullest extent permitted by law and unless otherwise agreed to in writing by the General Partner, each Partner hereby agrees to indemnify and hold harmless the Partnership, the General Partner, their Affiliates and their respective members, officers, directors, employees, agents, stockholders or partners, from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Partner, any Tax Advances required on behalf of or with respect to such Partner or as a result of such Partner’s failure to provide any tax information reasonably requested by the General Partner, although the foregoing in no way limits the provisions of Section 4.2(a). In the event the Partnership is liquidated and a liability or claim is asserted against, or an expense is borne by, the General Partner, any of their Affiliates or any of their respective members, officers, directors, employees, agents, stockholders or partners for Tax Advances made or required to be made, such parties shall have the right to be reimbursed from the Unitholder on whose behalf or as a result of whom such Tax Advance was made. The obligations of a Partner set forth in this Section 10.6 shall survive the withdrawal of any Partner from the Partnership, any transfer of a Partner’s Units or the liquidation or dissolution of the Partnership.

Section 10.7.     Tax Filings. Each Unitholder shall provide such cooperation and assistance, including but not limited to executing and filing forms or other statements, as is reasonably requested by the General Partner to enable the Partnership or any entity in which the Partnership owns a direct or indirect interest to satisfy any applicable tax reporting or compliance requirements or to qualify for an exception from or reduced rate of tax or other tax benefit or be relieved of liability for any tax. Each Unitholder agrees that such Unitholder will not treat any tax item attributable to its participation in the Partnership on its tax returns (including on any claim for refund) in a manner inconsistent with the treatment of such item on the Partnership’s tax returns, and will not independently act with respect to tax audits or tax litigation affecting the Partnership, unless the prior written consent of the General Partner has been obtained.

Section 10.8.     Tax Information Reporting Regimes. Notwithstanding any provision of this Agreement to the contrary, each Unitholder agrees to provide in a timely fashion any information or certifications (including without limitation information about such Unitholder’s direct and indirect owners) that may reasonably be requested by the Partnership to allow the Partnership or any member of any “expanded affiliated group” (as defined in Section 1471(e)(2) of the Code) to which the Partnership belongs to (a) enter into, maintain or otherwise comply with the agreement contemplated by Section 1471(b) of the Code; (b) satisfy any diligence or information reporting requirements imposed by any Tax Information Reporting Regime; and (c) satisfy any requirements necessary to avoid withholding taxes under any Tax Information Reporting Regime with respect to any payments to be received or made by the Partnership. Notwithstanding any provision of this Agreement to the contrary, each Unitholder further agrees that, if such Unitholder fails to comply with any of the requirements of this provision in a timely manner or if the General Partner determines that such Unitholder’s participation in the Partnership would otherwise have a material adverse effect on the Partnership or the Partners as a result of any Tax Information Reporting Regime, then (i) the General Partner may (1) cause such Unitholder to withdraw from the Partnership or Transfer its interest in the Partnership or (2) take any other action that the General Partner, in its sole discretion, deems in good faith to be reasonable to minimize any adverse effect on the Partnership and the other Partners as a result of such Tax Information Reporting Regime; and (ii) the Unitholder shall, to the maximum extent permitted by applicable law and unless otherwise agreed to in writing by the General Partner, indemnify the Partnership for all loss, cost, expenses, damage, claims and demands (including, but not limited to, any withholding tax, penalties or interest suffered by the Partnership arising as a result of such Unitholder’s failure to comply with the above requirements in a timely manner. Each Unitholder acknowledges that the information to be provided pursuant to this clause may be disclosed to relevant government taxation authorities.

Article XI

Miscellaneous

Section 11.1.     Waiver of Partition and Accounting. Except as may be otherwise required by law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for an accounting or for partition of any of the Partnership’s property.

Section 11.2.     [Reserved].

Section 11.3.     Amendments; Certain Consents.

(a)            Except as required by law, this Agreement may be amended, modified or supplemented, and any provision herein may be waived, by the written consent of the General Partner (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership); provided, that any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership) that is viewed by the General Partner in its discretion, exercised in good faith, as having a material adverse effect on the Unitholders in the aggregate, will require the approval of the Independent Directors; provided, further, that with respect to any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership) related to class-specific Management Fees or liquidity terms that is viewed by the General Partner in its discretion, exercised in good faith, as having a material adverse effect solely on the Unitholders of a particular class of Units in the aggregate, the approval of the Independent Directors, acting in the best interests of the Unitholders in such affected class, shall be required.

(b)            Notwithstanding the foregoing, this Agreement may be amended by the General Partner without the consent of the Independent Directors or Unitholders to address changes in tax, regulatory or other similar legislation, including changes in tax laws relating to “carried interest,” which adversely affect the U.S. federal, state or local tax treatment of the Performance Participation Allocation distributions to the General Partner or its direct or indirect owners and which would not add to the obligations (including any tax liabilities) of any Unitholder or otherwise alter any of the rights (including entitlements to distributions or any other economic rights) of such Unitholder.

(c)            Alternatively, in the case of any consent sought by the General Partner under this Agreement (including, without limitation, with respect to any proposed amendment of this Agreement or any anticipated “assignment” (within the meaning of the Advisers Act) by the General Partner of its Units or by the Manager of the Management Agreement), the General Partner may also determine that the consent of any percentage in Units of the Unitholders may also be given and/or obtained as follows:

(i)            At least 45 days prior to the proposed effective date of such consent, the General Partner shall give written notice to each Unitholder of such matter and shall request such Unitholder to indicate in writing whether or not it consents thereto. If any Unitholder has not indicated in writing within 30 days (or such longer period as the General Partner may specify in its sole discretion) after such notice whether or not it consents to such matter, the General Partner shall promptly provide a second notice to such Unitholder of such matter and shall again request such Unitholder to indicate in writing whether or not it consents thereto and shall prominently state in such second notice that if the Unitholder does not indicate in writing within 14 days (or such longer period as the General Partner may specify in its sole discretion) after such second notice (the end of such fourteenth (14) day or longer period after such notice, the “Notice Date”) whether or not it consents to such matter, such Unitholder shall be deemed to have consented to such amendment. Any Unitholder that does not indicate whether or not it consents to such matter by the Notice Date shall be deemed to have consented to such matter. At any time on or prior to the Notice Date, a Unitholder may indicate that it does or does not consent to such matter, but after the Notice Date any indication by a Unitholder that it does not consent to such matter shall not be effective for purposes of the foregoing.

(ii)            The consent of a particular percentage of Net Asset Value represented by Units of the Unitholders with respect to such matter shall have been received if at any time prior to the Notice Date Unitholders representing such percentage in Units of the Unitholders have affirmatively consented to such matter or if as of the Notice Date Unitholders representing such percentage in Units of the Unitholders have either affirmatively consented to such matter or are deemed to have consented to such matter as provided above.

(d)            Notwithstanding anything to the contrary herein, the General Partner shall have the right to amend this Agreement without the approval of any other Partner to the extent the General Partner reasonably determines, based upon written advice of outside tax counsel to the Partnership, that the amendment is necessary to provide assurance that the Partnership will not be treated as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code and the regulations promulgated thereunder.

(e)            The General Partner shall have the right, on or before the effective date of final regulations, to amend, as determined by the General Partner in good faith, this Agreement to provide for the election of a safe harbor under United States Treasury Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of any Units that are transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, an agreement by the Partnership and all of its Partners to comply with the requirements set forth in such regulations and IRS Notice 2005-43 (and any other guidance provided by the IRS with respect to such election) with respect to all Units transferred in connection with the performance of services while the election remains effective, and any other amendments reasonably related thereto or reasonably required in connection therewith; provided, that if such amendment, in the General Partner’s reasonable opinion, would be materially adverse to the economic interests of the Unitholders, such amendment will require the consent of each Partner materially adversely affected thereby.

(f)            Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Unitholder, (i) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the General Partner which shall be provided to the Unitholders pursuant to Section 11.6 herein and (ii) the Unitholders, and any other party to this Agreement, shall be deemed a party to and bound such amendment, restatement, modification or waiver of this Agreement.

Section 11.4.     Entire Agreement. Unless otherwise agreed by the General Partner in writing, this Agreement and the other agreements referred to herein constitute the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter. The representations and warranties of the Unitholders in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement. The parties hereto acknowledge that the Partnership or the General Partner, without any further act, approval or vote of any Partner, may enter into side letters or other writings with one or more Unitholders (without the approval of any other Unitholder) which have the effect of establishing rights under, or altering or supplementing, the terms of, this Agreement, the Subscription Agreement or the Management Agreement.

Section 11.5.     Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

Section 11.6.     Notices.

(a)            Any notice to any Unitholder shall be at the address or electronic mail address of such Partner set forth in such Unitholder’s Subscription Agreement or such other mailing address or electronic mail address of which such Unitholder shall advise the General Partner or transfer agent in writing. Any notice to the Partnership or the General Partner shall be sent to the sources listed in the Memorandum or as directed on the Partnership’s website or other investor resources. The General Partner may at any time change the location to which notices to the Partnership or the General Partner shall be directed. Notice of any such change shall be given to the Partners on or before the date of any such change.

(b)            Any notices, reports or communications that may or are required to be given hereunder (and/or by or pursuant to applicable law) shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by United States Post Office’s Express Mail or by another recognized overnight courier service on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by e-mail, when received; or (iv) posted on a password protected website maintained by the Partnership or its Affiliates and for which any Unitholder has received confirmation of such posting and access instructions by electronic mail, when such confirmation is sent.

(c)            For all purposes of this Agreement, a written vote, approval or consent of any Unitholder or any member of the Board of Directors shall, to the fullest extent permitted by applicable law, be deemed to include any vote, approval or consent given by electronic medium (whether through e-mail, via elections or other communications transmitted through a secure website maintained by the Partnership or its Affiliates, or otherwise).

Section 11.7.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, in particular, the provisions of the Act, shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties.

Section 11.8.     Jurisdiction; Venue; Trial by Jury.

(a)            Any action or proceeding against the parties relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware, to the extent subject matter jurisdiction exists therefor, of the United States for the District of Delaware, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

(b)          Each Partner and the Partnership waives, and covenants that such Partner and the Partnership shall not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim or proceeding arising out of this Agreement or the subject matter hereof or in any way connected with the dealings of any Partner or the Partnership or any of its Affiliates in connection with any representation, warranty, covenant or agreement contained in this Agreement or any transaction contemplated by this Agreement, in each case whether now existing or hereafter arising and whether in contract, tort or otherwise. The Partnership or any Partner may file an original counterpart or a copy of this Section 11.8(b) with any court in any jurisdiction as written evidence of the consent of the Partners to the waiver of their respective rights to trial by jury.

Section 11.9.          Successors and Assigns. Except with respect to the rights of an Indemnitee hereunder, none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Partnership except (a) for any lender that provides financing in accordance with Section 4.1(b) of this Agreement, (b) any Indemnitee pursuant to, and to the extent permitted by, Section 4.3 and/or (c) to the extent such Unitholder has agreed in writing. This Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, heirs, successors and permitted assigns.

Section 11.10.         No Waiver. No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

Section 11.11.         Counterparts and Execution. This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts shall constitute one and the same document. For the avoidance of doubt, a Person’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such Person and shall bind such Person to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention. Any Person executing and delivering this Agreement or any document electronically further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement or other such document, as may be reasonably requested by the General Partner.

Section 11.12.        Headings, Internal References. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed to alter or affect in any way the meaning or interpretation of any provisions of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 11.13.        Interpretation; Compliance with Laws.

(a)           Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b)          Whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion,” “sole and absolute discretion” or “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider any interests and factors as it desires, including its own interests, or (ii) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise, and, in connection with the foregoing, the term “good faith” as used in this Agreement shall mean subjectively acting with faithfulness to the scope, purpose and terms of this Agreement. In no way does this Section 11.13(b) eliminate or modify the General Partner’s implied contractual covenant of good faith and fair dealing.

Section 11.14.         Partnership Tax Treatment. The Partners intend for the Partnership to be treated as a partnership for U.S. federal income tax purposes and no election to the contrary shall be made unless the General Partner in its sole discretion determines that other treatment or election is in the best interests of the Partnership.

Section 11.15.         Partnership Counsel. Counsel to the Partnership may also be counsel to the General Partner and its Affiliates. The General Partner may execute on behalf of the Partnership and the Partners any consent to the representation of the Partnership that counsel may request pursuant to the New York Rules of Professional Conduct or similar rules in any other jurisdiction (“Rules”). The General Partner has retained Simpson Thacher & Bartlett LLP as legal counsel to the General Partner and the Partnership (“Partnership Counsel”) in connection with the formation of the Partnership and may retain Partnership Counsel in connection with the operation of the Partnership, including making, holding and disposing of Portfolio Investments. Each Unitholder acknowledges that Partnership Counsel does not represent any Unitholder (in its capacity as such) in the absence of a clear and explicit written agreement to such effect between such Unitholder and Partnership Counsel (and then only to the extent specifically set forth in such agreement), and that in the absence of any such agreement, Partnership Counsel shall owe no duties to any Unitholder (in such capacity), whether or not Partnership Counsel has in the past represented or is currently representing such Unitholder with respect to other matters. In the event any dispute or controversy arises between any Unitholder and the Partnership, or between any Unitholder or the Partnership, on the one hand, and the General Partner (or an Affiliate thereof) that Partnership Counsel represents, on the other hand, then each Unitholder agrees that Partnership Counsel may represent either the Partnership or the General Partner (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Unitholder hereby consents to such representation. Each Unitholder further acknowledges that, whether or not Partnership Counsel has in the past represented such Unitholder with respect to other matters, Partnership Counsel has not represented the interests of any Unitholder in the preparation and negotiation of this Agreement.

Section 11.16.         Confidentiality.

(a)           Except as otherwise required by law, including, without limitation, any public disclosure law relating to governmental entities, each Unitholder will maintain the confidentiality of information which is Non-Public Information received by such Unitholder pursuant to this Agreement in accordance with such procedures as it applies generally to information of this kind, and shall use such Non-Public Information solely in connection with monitoring such Unitholder’s investment in the Partnership or otherwise with respect to their Units and agrees in that regard not to trade in securities on the basis of any such information. All communications between the General Partner or the Manager, on the one hand, and any Unitholder, on the other, shall be presumed to include confidential, proprietary, trade secret and other sensitive information; provided, that the foregoing shall not limit the ability of any Unitholder to furnish any such information to (i) its Affiliates or advisors or (ii) examiners, auditors, inspectors, attorneys, or persons with similar responsibilities or duties of a nationally recognized industry self-regulatory association, federal or state regulatory body or federal, state or local taxation authority; provided, further, that such Affiliate and advisors shall be subject to substantially equivalent restrictions with respect to the use and disclosure of such Non-Public Information as are set forth in this Agreement, and Unitholder shall be liable to the Partnership and the General Partner for any such Affiliate’s or advisor’s failure to comply with the foregoing. The Partners hereby acknowledge that pursuant to § 17-305(f) of the Act the rights of a Unitholder to obtain information from the Partnership shall be limited to only those rights expressly provided for in this Agreement, and that any other rights provided under § 17-305(a) of the Act shall not be available to the Unitholders or applicable to the Partnership.

(b)           Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulations Section 1.6011-4(b)(3), each Unitholder (and any employee, representative or other agent of such Unitholder) may disclose to any and all Persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the Partnership or any transactions contemplated by the Partnership, it being understood and agreed, for this purpose (i) the name of, or any other identifying information regarding, (A) the Partnership or any existing or future investor (or any Affiliate thereof) in the Partnership, or (B) any investment or transaction entered into by the Partnership, (ii) any performance information relating to the Partnership or its Portfolio Investments or (iii) any performance or other information relating to other investments sponsored by the General Partner, the Manager or their Affiliates, does not constitute such tax treatment or structure information.

(c)           In order to preserve the confidentiality of certain information disseminated by the General Partner or the Partnership under this Agreement that a Unitholder is entitled to receive pursuant to the provisions of this Agreement, including, but not limited to, quarterly, annual and other reports (other than the IRS Forms 1065, Schedule K-1s), and information provided at the Partnership’s informational meetings, the General Partner may (i) provide to such Unitholder access to such information only on the Partnership’s website in password protected, non-downloadable, non-printable format, (ii) to the maximum extent permitted by law, require such Unitholder to return any copies of information provided to it by the General Partner or the Partnership and/or (iii) redact or otherwise omit any Portfolio Company specific information included in any such reports or materials if the General Partner determines that providing such information would be contrary to the best interests of the Partnership or any Portfolio Company or prospective Portfolio Company.

(d)           Any obligation of a Unitholder pursuant to this Section 11.16 may be waived by the General Partner in its sole discretion.

(e)           Notwithstanding anything to the contrary, nothing contained in this Agreement or in any other agreement between the General Partner or any of its Affiliates and any Unitholder or in any policy of the General Partner or its Affiliates prohibits any Unitholder from reporting possible violations of applicable federal, state or local law or regulation to any governmental agency or entity (including but not limited to the U.S. Department of Justice, the SEC, the U.S. Congress, and any agency Inspector General), or making other disclosures that are protected under the whistleblower provisions of applicable federal, state or local law or regulation. Furthermore, a Unitholder does not need the prior authorization of the General Partner or its Affiliates to make any such reports or disclosures and a Unitholder is not required to notify the General Partner or its Affiliates that such Unitholder has made such reports or disclosures. Additionally notwithstanding anything to the contrary, nothing contained in this Agreement or in any other agreement between the General Partner or any of its Affiliates and any Unitholder or in any policy of the General Partner or its Affiliates limits any Unitholder’s ability to (i) file a charge or complaint with the SEC, or any other federal, state or local government agency or commission (each a “Government Agency”), (ii) maintain a charge or complaint with a Government Agency, (iii) communicate with any Government Agency, or (iv) testify or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, in each instance without notice to the General Partner or its Affiliates.

Section 11.17.         Compliance with Anti-Money Laundering Requirements. Notwithstanding any other provision of this Agreement to the contrary, the General Partner or its designees (including administrator, transfer agent or counsel), in its own name and on behalf of the Partnership, shall be authorized without the consent of any Person, including any other Partner, to take such action (including requiring any Unitholder to provide it with information) as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorism financing laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Unitholder on account of its Interest in the Partnership if such distribution would violate the Act or any other applicable law.

Section 11.18.         Media Companies.

(a)           For so long as the Partnership has an investment in a Media or Common Carrier Company (such Person in which the Partnership has such an investment referred to herein as a “Partnership Media or Common Carrier Company”), then the following provisions shall apply (but only to the minimum extent necessary to insulate the Unitholders from any deemed “attributable interest” in a Partnership Media or Common Carrier Company under the attribution rules and policies of the Communications Laws):

(i)            (A) No Unitholder, (B) no Person that is a director, officer, member, partner or 5% or greater shareholder of a Unitholder and (C) no entity controlling or under common control with a Unitholder (each of the Persons described in clauses (B) and (C), a “Unitholder Affiliate”) may be an employee of the Partnership or any Partnership Media or Common Carrier Company if the employment function of such Unitholder or Unitholder Affiliate directly or indirectly relates to the FCC-regulated enterprises of the Partnership or any Partnership Media or Common Carrier Company;

(ii)           No Unitholder or Unitholder Affiliate may serve, in any material capacity, as an independent contractor or agent with respect to the FCC-regulated enterprises of the Partnership or any Partnership Media or Common Carrier Company;

(iii)          No Unitholder or Unitholder Affiliate may communicate with the General Partner or with any officer, director, partner, agent, representative or employee of any Partnership Media or Common Carrier Company on matters pertaining to the day-to-day operations of the Partnership Media or Common Carrier Company;

(iv)          No Unitholder or Unitholder Affiliate may perform any services for the Partnership or any Partnership Media or Common Carrier Company where such services materially relate to the FCC-regulated enterprises of the Partnership or any such Partnership Media or Common Carrier Company, except that a Unitholder or Unitholder Affiliate may make loans to or act as a surety for a Partnership Media or Common Carrier Company to the extent not prohibited by the “equity/debt plus” provisions of the Communications Laws;

(v)           No Unitholder or Unitholder Affiliate may become actively involved in the management or operation of any Partnership Media or Common Carrier Company;

(vi)          No Unitholder or Unitholder Affiliate may vote on the admission of new or additional general partners to the Partnership unless such admission may be rejected by the General Partner, in its sole discretion;

(vii)         No Unitholder shall take any action that such Unitholder knows would cause a violation by the Partnership of the Communications Laws; and

(viii)        Each Unitholder that becomes, or will or may become, a Non-U.S. Partner as a result of a change in control or reorganization of such Unitholder shall provide notice of such event at least 30 days prior to the effective time of such change of control or reorganization.

(b)          Any of the provisions of this Section 11.18 may be waived as they otherwise would apply to any Unitholder (or its Unitholder Affiliate) upon the written consent of such Unitholder and the General Partner. If a Unitholder provides the General Partner with an opinion of Unitholder’s counsel to the effect that as a result of any existing or potential relationship between such Unitholder, or any of its Unitholder Affiliates, and a Media or Common Carrier Company, it would be more likely than not that such Unitholder would not be able to comply with the requirements of the provisions of this Section 11.18, or if the General Partner and the Unitholder otherwise agree in writing, then such Unitholder, at its own expense, and with the General Partner’s prior written consent, may Transfer its entire interest in the Partnership to an irrevocable trust (the “Trust”) (i) the terms and structure of which shall, in accordance with any then applicable rules and policies of the FCC, insulate such Unitholder from having an attributable interest in any Media or Common Carrier Company, (ii) which is established by such Unitholder at its own expense for the sole purpose of holding in trust its interest in the Partnership and subsequently transferring such interest to a purchaser pursuant to Section 8.2, (iii) of which such Unitholder is and shall remain the sole beneficiary and (iv) with a trustee that satisfies the provisions of Section 11.18(a); provided, however, that (x) the General Partner shall not be required to effect or permit a Transfer of such Unitholder’s interest in the Partnership pursuant to this Section 11.18(b) unless the transferor has demonstrated to the reasonable satisfaction of the General Partner that the provisions set forth in Section 8.2 have been satisfied, and (y) the terms of the governing documents of the Trust shall provide that such Unitholder, as the beneficiary, shall remain liable to make payments to the Trust to enable the Trust to satisfy any of its obligations to make payments to the Partnership. The General Partner shall consent to such Transfer to the Trust upon the satisfaction of the conditions set forth in clauses (x) and (y) of the preceding sentence; provided that the Trust may be admitted as a substitute Unitholder in the Partnership only with the consent of the General Partner, which consent may be given or withheld in its sole discretion. Notwithstanding anything contained in this Agreement to the contrary, upon any Transfer by a Unitholder of its Partnership interest to a Trust pursuant to this Section 11.18(b), such Unitholder shall no longer be a Unitholder of the Partnership, but it shall remain liable to make payments to the Partnership to satisfy any unfulfilled obligations of the Trust to make payments to the Partnership.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GENERAL PARTNER:

Ares SME Management O GP LLC

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

UNITHOLDERS:

All Unitholders now and hereafter admitted pursuant to powers of attorney now and hereafter granted to the General Partner

By:	Ares SME Management O GP LLC

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

[Signature page to Ares Sports, Media and Entertainment Opportunities LP 4th A&R LPA]

Schedule 1

Class	Applicable Rate	Applicable Hurdle Amount Rate
Class E	0%	N/A
Class A-S	12.5%	5%
Class A-D	12.5%	5%
Class A-N	12.5%	5%
Class A-I	12.5%	5%
Class S	15%	5%
Class D	15%	5%
Class N	15%	5%
Class I	15%	5%

Appendix A

FORM OF SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Second Amended and Restated Management Agreement (this “Agreement”) is made as of [ ], 2025 by and among those entities listed on Exhibit A hereto (each a “Partnership”, and collectively, the “Partnerships”), Ares Capital Management LLC, a Delaware limited liability company (the “Manager”) and Ares SME Management O GP LLC, a Delaware limited liability company (the “General Partner”).

WHEREAS, the Partnerships, the Manager and the General Partner entered into the Management Agreement dated as of December 4, 2024 (the “Original Agreement”), which was fully amended and restated by that Amended and Restated Management Agreement dated as of June 1, 2025 (the “A&R Agreement”).

In consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the A&R Agreement in its entirety as follows:

1.	Defined Terms

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the date hereof (as amended and/or restated from time to time, the “Partnership Agreement”).

“Affiliate Fee” shall have the meaning specified in Section 7(d) hereto.

“Affiliated Broker Dealer” shall mean an Affiliate of the Manager that is a U.S.-regulated broker-dealer or a non-U.S. equivalent thereof or an unregulated entity that conducts activities that are customarily conducted by a regulated broker dealer.

“Affiliated Broker Dealer Fees” shall mean any offering, placement, syndication, underwriting, solicitation or similar fees received by an Affiliated Broker Dealer in connection with its activities, including activities related to the Partnership and its Portfolio Companies.

“Applicable Management Fee Rate” shall have the meaning specified in Schedule 1 hereto.

“Effective Date” shall mean the first anniversary of the Closing Date or such later date as determined by the Manager in its sole discretion.

“Exculpated Person” shall have the meaning specified in Section 11 hereto.

“Freely Tradable Security” shall mean any security that satisfies the following conditions: (a) the Partnership’s entire holding of such securities can be immediately sold by the Partnership to the general public without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings of the type required pursuant to Rule 144(h) under the Securities Act or Section 13 or 16 of the 1934 Act), and (b) such securities are listed on an Exchange and market quotations are readily available for such security.

“Initial Partnership Expenses Support” shall have the meaning specified in Section 9 hereto.

“Management Fee” shall have the meaning specified in Section 5(a) hereto.

“Net Portfolio Company Remuneration” shall have the meaning specified in Section 7(a)(i) hereto.

“Qualified Auditor” shall have the meaning specified in Section 2(d) hereto.

2.	General Duties of the Manager

(a)           As contemplated by the Partnership Agreement, the General Partner hereby delegates the management, administration, operation, and control of the Partnership to the Manager to the fullest extent permitted by law; provided that no such delegation shall relieve the General Partner of its obligations to the limited partners of the Partnership under the Partnership Agreement. The Manager will manage all affairs and activities of the Partnership in accordance with the delegation set forth in the preceding sentence and in accordance with the terms of the Partnership Agreement. The Manager is hereby granted, and shall have, full power to take all actions and execute and deliver all necessary and appropriate documents and instruments on behalf of the Partnership in accordance with this Agreement. The Manager hereby accepts and agrees to perform all of the duties delegated to it under this Agreement.

(b)           The Manager agrees to be bound by the terms and provisions of the Partnership Agreement to it as though expressly made a party thereto. The General Partner on behalf of the Partnership agrees that the Manager shall be entitled to all of the benefits of the Partnership Agreement applicable to it, including, without limitation, the benefits of exculpation and indemnification set forth in Sections 4.2 and 4.3 of the Partnership Agreement, to the fullest extent permitted by applicable law.

(d)           Upon request of the General Partner, the Manager shall cooperate with the General Partner and arrange to have the annual financial statements of the Partnership audited by a Qualified Auditor if the General Partner determines to have the Partnership issue audited financial statements. “Qualified Auditor” shall mean an auditor of U.S. nationally recognized standing and, so long as the Manager (or an Affiliate) is registered under the Advisers Act, shall be an independent public accountant registered with and subject to regular inspection by the Public Company Accounting Oversight Board (or an auditor that meets such other qualifications as are necessary for the Manager to satisfy its obligations under the Advisers Act and the rules promulgated thereunder).

3.	No Joint Venture

Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes herein, the Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the General Partner from time to time, shall have no authority to act for or represent the Partnership.

2

4.	Brokerage

The Manager shall cause all purchases and sales of securities in a manner consistent with the principles of best execution, taking into account net price (including commissions) and execution capability and other services which the broker may provide. In this regard, certain transactions may cause a Partnership to pay a commission in excess of a commission which another broker would have charged; provided, however, that the Manager shall have first determined that such commission is reasonable in relation to the value of the brokerage, research, performance measurement service and other services performed by that broker.

5.	Compensation

(a)           In consideration of the services rendered under this Agreement, the Partnership (directly or indirectly through one or more Intermediate Entities), pursuant to Section 6.2 of the Partnership Agreement, shall pay the Manager (or an Affiliate of the Manager designated by the Manager) a management fee with respect to each class of Units (the “Management Fee”), calculated in the manner set forth below:

(i)	The Management Fee shall be calculated and paid monthly by the Partnership (directly or indirectly through an Intermediate Entity) in arrears on the last Business Day of each calendar month and shall, with respect to each class of Units, be equal to, in the aggregate the product of (i) the Applicable Management Fee Rate multiplied by (ii) the Net Asset Value attributable to such class.

(ii)	The Management Fee shall be payable by the Partnership before giving effect to any accruals for the Management Fee, the Servicing Fee, the Performance Participation Allocation, Unit repurchases (and pending repurchases) for that month, any distributions and without taking into account (x) any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership directly or indirectly invests in a Portfolio Investment or any comparable entities of any Other Ares Fund or taxes paid by any such Intermediate Entity during the applicable month or (y) certain deferred tax liabilities of subsidiaries through which the Partnership directly or indirectly invests. The Partnership, any Feeder Fund and/or Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee with respect to each class of Units based on its proportional interest in the Lower Entities with respect to such class. The Manager may elect to receive the Management Fee in cash, Units of the Partnership and/or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (which may, for the avoidance of doubt, be paid or allocated directly by an Intermediate Entity). If the Management Fee is paid in Units, such Units may be repurchased by the Partnership at Net Asset Value at the Manager’s request and will not be subject to the volume limitations of the Unit Repurchase Program or the early repurchase deduction of the Unit Repurchase Program.

(iii)	The Management Fee for (x) the first calendar month of SME Opps following the Closing Date shall be prorated for the number of days in such period and (y) the last calendar month of SME Opps shall be for the pro rata amount payable from the beginning of such partial period until the end of such partial period, determined as of the last day of such partial period were the last day of a calendar month of SME Opps.

3

(iv)	The Management Fee may, in the sole discretion of the General Partner, instead be paid, without duplication, by an Intermediate Entity (or other subsidiary of the Partnership), and the General Partner shall interpret, apply, or amend the definitions herein and the other provisions hereof accordingly.

(v)	The Manager may, in its sole discretion, reduce, waive and/or calculate differently the Management Fee with respect to certain class of Units or Unitholders therein; provided, that the Manager will not apply the foregoing with respect to any class or Unitholder in a manner adverse to such class or Unitholder without such class or Unitholder’s consent.

(b)            The Partnership recognizes that the Manager and its Affiliates may receive Portfolio Company Remuneration, all as contemplated by Section 7 hereof, and agree that the Management Fee payable hereunder shall not be affected thereby, except as contemplated by Section 7 hereof.

6.	Expenses

As set forth in Sections 6.1 and 6.3 of the Partnership Agreement, the Manager, the General Partner and their Affiliates will bear all General Partner Expenses, and the Partnership will bear, subject to Sections 8 and 9 herein, its allocable share (if any) of any Organizational Expenses and its allocable share (if any) of any Operating Expenses in connection with the performance of the duties of the Manager under this Agreement and the performance of the duties of the Administrator under the Administration Agreement. The General Partner shall not amend Section 6.1 or 6.3 of any Partnership Agreement without the Manager’s and the Administrator’s consent.

7.	Portfolio Company Remuneration

(a)           The Manager hereby agrees to apply any Net Portfolio Company Remuneration received in the manner set forth below:

(i)	If Portfolio Company Remuneration is paid to the Manager or its Affiliates, or any officer, director or employee of the Manager or its Affiliates (in each case in its capacity as such and during the period in which such Person is acting in such capacity) by Portfolio Companies or their Affiliates or any other third party for services rendered directly to a Portfolio Company by such Persons (but with respect to non-cash consideration, only to the extent of the net cash proceeds thereof (including net of any applicable taxes) as and when received by such Persons), such Portfolio Company Remuneration shall be received by such person in his or her capacity as an officer, director or employee of the General Partner, the Manager or their respective Affiliates, and shall be remitted to the General Partner, the Manager or their respective Affiliates. Portfolio Company Remuneration shall be used first to repay the General Partner, the Manager or their respective Affiliates for any transaction expenses advanced by the General Partner, the Manager or their respective Affiliates on behalf of the Partnership and not reimbursed by the Partnership or a third party as of such time. Thereafter, with respect to each class of Units, 100% of such class’ pro rata share (such share to be determined based on the Net Asset Value of the aggregate Units in each such class as of the date the Management Fee is calculated) of any remaining amounts of any Portfolio Company Remuneration in any applicable period (“Net Portfolio Company Remuneration”) shall reduce the Management Fee payable in respect of such class of Units as provided herein. Portfolio Company Remuneration shall not include (1) any fees received directly or indirectly in respect of any investor or potential investor other than the Partnership, (2) any amounts received from a Portfolio Company or other Person as reimbursement from any Portfolio Company in its ordinary course of business, (3) any amounts received from a Portfolio Company or other Person as compensation for services provided by consultants (including operating advisors or members of the Industry Advisory Board) of the Manager or a Parallel Fund or by external advisors acting in a similar capacity for such Portfolio Company or any of its subsidiaries, (4) Affiliated Broker Dealer Fees, (5) certain fees or other compensation paid to Affiliates of the Manager that provide property management, asset servicing, or other similar services to any Portfolio Company or (6) any fees or expenses approved by the Independent Directors. For the avoidance of doubt, Portfolio Company Remuneration may also be received directly by the Partnership, in which case any Portfolio Company Remuneration so received shall not reduce the Management Fee to the extent otherwise provided in this Section 7.

4

(ii)	The amount of any Net Portfolio Company Remuneration to be so applied shall be applied against the first monthly payment of Management Fee following the date of the determination of such Net Portfolio Company Remuneration, and then against each successive monthly payment until such Net Portfolio Company Remuneration has been fully utilized. If, immediately prior to winding up of the Partnership, there is any remaining Net Portfolio Company Remuneration which has not yet been offset against the Management Fee, the General Partner or the Manager shall retain such excess (subject to the Act).

(iii)	For purposes of this Section 7, Portfolio Company Remuneration paid other than in cash shall be deemed to have been paid upon the earlier to occur of (A) the date the Portfolio Company Remuneration is actually disposed of for cash and (B) the date it is deemed to have been disposed of for cash pursuant to the remainder of this Section 7(a)(iii). Portfolio Company Remuneration paid other than in cash shall be deemed to be disposed of for cash when such Portfolio Company Remuneration consisting of securities either constitute Freely Tradable Securities in the hands of the holder of such securities or are exercised or exchanged for securities that constitute Freely Tradable Securities in the hands of such holder, but in no event prior to ninety (90) days after the later to occur of (1) the date the Partnership has sold or distributed substantially all of its holdings of securities of the Portfolio Company issuing such securities and (2) the date on which such securities first constitute Freely Tradable Securities in the hands of such holder or are exercised or exchanged for securities that constitute Freely Tradable Securities in the hands of such holder. Immediately prior to the final liquidation of the Partnership, any remaining non cash Portfolio Company Remuneration shall be deemed sold for its then current fair market value as determined in accordance with the Partnership Agreement, net of acquisition and other transaction expenses that would be expected to be reasonably incurred in connection with such deemed sale.

5

(b)           For purposes of this Section 7, Portfolio Company Remuneration with respect to any Portfolio Company shall be allocated between the Partnership and any Parallel Funds pro rata based on the amounts invested or proposed to be invested in such Portfolio Company. In the event that any such Portfolio Company Remuneration is paid with respect to any Portfolio Company or prospective Portfolio Company in which SME Opps and any Other Ares Fund have made or proposed to make an investment, the Manager shall determine that portion of such remuneration which is subject to offset against the Management Fee pursuant to this Section 7 or otherwise allocable among such parties based on the relative amounts invested or proposed to be invested in such Portfolio Company by the SME Opps and any Other Ares Funds or on such other basis as the Manager may determine is equitable and appropriate after considering the factors the Manager, in good faith, determines to be relevant; provided, however, for purposes of determining the Partnership’s and the Parallel Funds’ allocable percentage of certain fees constituting Portfolio Company Remuneration (1) the basis for such determination may be the size of such fund’s investment in, or commitment to, a Portfolio Investment relative to the size of the whole investment (i.e., all investments or tranches in a Portfolio Company and/or including investors that are not Other Ares Funds), and (2) the remaining amounts of such fees may be allocated to Other Ares Funds or Affiliates of the Manager.

(c)           In connection with a sale by the Partnership of a Portfolio Investment to, or purchase of a Portfolio Investment from, any Parallel Fund or any Other Ares Fund, the General Partner may adjust subsequent payments of Management Fee by the Partnership (or a subsidiary) so that, on a cumulative basis, the Partnership has paid cumulative Management Fees as if capital contributions in respect of such Portfolio Investment (i) had not been made (in the case of a sale of a Portfolio Investment to any Parallel Fund or Other Ares Fund) or (ii) had been made to the Partnership determined by reference to the date on which the applicable Parallel Fund or Other Ares Fund had called capital corresponding to such Portfolio Investment (in the case of a purchase of a Portfolio Investment from a Parallel Fund or Other Ares Fund).

(d)           Payments of the Management Fee that would otherwise be made pursuant to this Agreement shall be reduced (but not below zero and without double counting) until the Management Fee has been reduced pursuant to this Section 7(d) in an aggregate amount equal to the sum of the Partnership’s share of, subject to Section 5(a)(iv), any investment management fees paid to the General Partner, the Manager or their Affiliates by any direct or indirect subsidiaries of the Partnership (other than Portfolio Companies) for investment management services rendered by the General Partner or the Manager to such entity (collectively, the “Affiliate Fee”); provided that, for the avoidance of doubt, the Management Fee shall not be reduced by any fees or other remuneration received, directly or indirectly, by the Manager and/or its Affiliates in connection with or by virtue of an acquisition by Ares or its Affiliates of an investment manager or in connection with the purchase of a portfolio of assets by Ares or its Affiliates, including any fees or other remuneration received from or relating to any investment fund, investment vehicle and/or account organized, advised or managed by such acquired investment manager. The amount of the Affiliate Fee, if any, to be so applied shall be applied against the first monthly payment of Management Fee after the Partnership has paid such fee or expense, and then against each successive monthly payment until the Management Fee has been reduced in an aggregate amount equal to such fees or expenses. For the avoidance of doubt, the intent and operation of the foregoing is (1) to permit the Partnership to cause all or a portion of the Management Fee to be paid by any direct or indirect subsidiaries of the Partnership (other than Portfolio Companies), and (2) to cause the Partnership’s share of the Affiliate Fee, if any, to be fully deducted from the Management Fee and thereby fully repaid to the Partnership.

6

8.	Organizational Expenses

The Manager has agreed to advance all Organizational Expenses through the Effective Date. SME Opps will reimburse the Manager for all such advanced expenses ratably over the 60 months following the Effective Date. The Manager will determine what Organizational Expenses are attributable to the Partnership or any Feeder Fund, Parallel Fund or Intermediate Entity, in its sole discretion. After the first anniversary of the Closing Date, SME Opps will reimburse the Manager for any Organizational Expenses that the Manager incurs after the Effective Date on each entity’s behalf as and when incurred and SME Opps will otherwise bear such Organizational Expenses itself.

9.	Initial Partnership Expenses Support

The Manager may in its discretion advance all or a portion of the Operating Expenses to be borne by SME Opps and the appropriately apportioned expenses relating to Portfolio Companies, Feeder Funds and/or Intermediate Entities to the extent not paid by such Portfolio Companies, Feeder Funds and/or Intermediate Entities, in each case as determined pursuant to the terms contained the Memorandum, the Partnership Agreement and this Agreement (collectively, “Initial Partnership Expenses Support”) through the Effective Date. The Manager, in its sole discretion, will determine the portion of Initial Partnership Expenses Support that is attributable to the Partnership or any Portfolio Company, Feeder Funds, Parallel Funds and/or Intermediate Entity. SME Opps will reimburse the Manager for all such advanced expenses in equal installments over the 60 months following the Effective Date. The Manager may, in its sole discretion, extend the Effective Date to a date after the Closing Date and may use a different Effective Date for the Initial Partnership Expenses Support than the Effective Date used for advancing Organizational Expenses.

10.	Services to Other Companies or Accounts

(a)            Other than as contemplated by the Partnership Agreement, the Manager, its members, Affiliates and associated Persons are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses and activities, including, but not limited to, managing investments, advising or managing funds, vehicles or accounts other than the Partnership, whose investment objectives are the same as or overlap with those of the Partnership, participating in actual or potential investments of the Partnership and/or any other Person, providing consulting, merger and acquisition, structuring and/or financial advisory services, including with respect to actual, contemplated or potential investments of the Partnership, and/or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. The Manager, such Affiliates and such associated Persons may, and expect to, receive fees and/or other compensation from third parties for any of these activities, which fees or other compensation, except as provided in the Partnership Agreement, will be for the benefit of their own account and not the Partnership. These fees or other compensation can relate to actual, contemplated or potential investments of the Partnership and may be payable by entities in which the Partnership directly or indirectly, have invested or contemplates investing.

7

(b)           In addition, the Manager, its members, Affiliates and associated Persons currently manage and in the future may manage Other Ares Funds. The investment policies, fee arrangements and circumstances of the Partnership will differ from the Other Ares Funds. For example, a Partnership may desire to retain an asset at the same time that one or more Other Ares Funds desire to sell it. Similarly, Other Ares Funds which are in a liquidation phase may take priority as to sales of investments in which a Partnership is also an investor. These procedures could in certain circumstances adversely affect the price paid or received by a Partnership or the size of the position purchased or sold by a Partnership.

(c)           Although the Partnership intends to operate so that the Portfolio Investments are not “plan assets” under ERISA, some of the Other Ares Funds may hold “plan assets” subject to ERISA. For those plan assets, certain members, Affiliates and/or associated Persons of the Manager are classified as “fiduciaries” under ERISA. ERISA imposes certain general and specific responsibilities and restrictions on fiduciaries with respect to plan assets. As a result, the Manager may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable. The foregoing procedures could in certain circumstances adversely affect the price paid or received by a Partnership or the size of the position purchased or sold by a Partnership (including prohibiting a Partnership from purchasing a position) or may limit the rights that a Partnership may exercise with respect to an investment.

(d)           The Manager, its members, Affiliates and associated Persons may have the ability, under certain circumstances, to take certain actions that would be inconsistent with the objectives of the Partnership. In such circumstances, the Manager, its members, Affiliates and associated Persons will act in good faith and in a manner believed by them to be equitable, provided that the Manager, its members, Affiliates and associated Persons may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable. The foregoing procedures could in certain circumstances adversely affect the price paid or received by a Partnership or the size of the position purchased or sold by a Partnership (including prohibiting a Partnership from purchasing a position) or may limit the rights that a Partnership may exercise with respect to an investment.

11.	Limitation of Liability

To the fullest extent permitted by applicable law, the Manager, its members and Affiliates, and their respective partners, members, equity holders, officers, directors, principals, trustees, managers, employees, advisors, representatives, consultants, personnel and agents (each such person being an “Exculpated Person”) shall not be liable, responsible or accountable in damages or otherwise to a Partnership or any Unitholder and shall not be liable, responsible or accountable in damages or otherwise to the General Partner, as general partner of the Partnership, or any Partnership, except to the extent and on the terms set forth in Section 4.2 of the Partnership Agreement.

8

12.	Indemnification

To the fullest extent permitted by law, each Exculpated Person shall be indemnified by the Partnership to the extent and on the terms set forth and as provided in Section 4.3 of the Partnership Agreement.

13.	Term of Agreement; Survival of Certain Terms

This Agreement shall become effective on the date hereof and shall continue in effect in respect of the Partnership until the earliest of the liquidation of the Partnership or the mutual agreement of the parties hereto. This Agreement may also be terminated without cause and without penalty on 90 days’ prior written notice by any party. Sections 11 and 12 of this Agreement shall survive any termination of this Agreement.

14.	Amendment

Each provision of this Agreement may be amended, waived, discharged or terminated by an instrument in writing signed by each party hereto or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements), or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided, that any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership) that, in the General Partner’s discretion, exercised in good faith, would have a material adverse effect on the Unitholders in the aggregate will require the prior approval of the Independent Directors; provided, further, that with respect to any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership) related to class-specific Management Fees that is viewed by the General Partner in its discretion, exercised in good faith, as having a material adverse effect solely on the Unitholders of a particular class of Units in the aggregate, the approval of the Independent Directors, acting in the best interests of the Unitholders in such affected class, shall be required; provided, finally, that the addition of a new class of shares in Schedule 1 shall not be considered a material adverse effect and any amendment, modification or supplement to conform to any amendment of the Partnership Agreement (including the form of management agreement attached thereto) duly adopted pursuant to the terms of the Partnership Agreement shall not be subject to either of the foregoing provisos.

15.	Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement may not be assigned (including within the meaning of the Advisers Act) with respect to a Partnership by the Manager (other than to an Affiliate, to the extent permitted by the Advisers Act) without the consent of a majority of the Independent Directors; provided, that, for the avoidance of doubt, the Manager may make a collateral assignment of all or any portion of its rights to receive Management Fees to secure indebtedness incurred by the Manager and/or its Affiliates so long as the secured party shall not have any right to become the Manager hereunder or exercise or perform any of the Manager’s responsibilities hereunder (other than to enforce the rights of the Manager with respect to the payment of the Management Fees).

9

16.	Entire Agreement; Unenforceability; Counterparts

This Agreement, together with the Partnership Agreement, contains the entire agreement between the parties relating to the subject matter hereof. The invalidity or unenforceability of any provision hereof, or of the application of any provision hereof to any circumstances, shall in no way affect the validity or enforceability of any other provision, or the application of such provision to any other circumstances. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one agreement. Counterparts to this Agreement may be delivered via facsimile, email (including .pdf or any electronic signature complying with the U.S. Electronic Signatures in Global and National Commerce Act of 2000 (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the maximum extent permitted by law. Facsimile and electronic format copies of this Agreement shall have the same force and effect as an original.

17.	Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered and deemed effectively given in accordance with the terms of the Partnership Agreement.

18.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTY OF THE NAME AND ADDRESS OF SUCH AGENT.

[Remainder of the page intentionally left blank; signature page follows]

10

IN WITNESS WHEREOF, the parties have executed this Agreement by their representatives thereunto duly authorized, effective as of the day and year first above written.

ARES CAPITAL MANAGEMENT LLC

By:
Name:
Title:

ARES SPORTS, MEDIA and ENTERTAINMENT OPPORTUNITIES LP

By:	Ares SME Management O GP LLC, as general partner

By:
Name:
Title:

11

ARES SME MANAGEMENT O GP LLC

By:
Name:
Title:

ASME O HOLDINGS I LP
ASME O HOLDINGS II LP
ASME O HOLDINGS III LP

By:	Ares SME Management O GP LLC, as general partner

By:
Name:
Title:

ASME O HOLDINGS IV LLC

By:	ASME O Holdings LLC, as managing member

By:
Name:
Title:

Schedule 1

Class	Applicable Management Fee Rate
Class E	0%
Class A-S	1.25% per annum
Class A-D	1.25% per annum
Class A-N	1.25% per annum
Class A-I	1.25% per annum
Class S	1.40% per annum
Class D	1.40% per annum
Class N	1.40% per annum
Class I	1.40% per annum

Exhibit A

PARTNERSHIPS

•	Ares Sports, Media and Entertainment Opportunities LP, a Delaware limited partnership

•	ASME O Holdings I LP, a Delaware limited partnership

•	ASME O Holdings II LP, a Delaware limited partnership

•	ASME O Holdings III LP, a Delaware limited partnership

•	ASME O Holdings IV LLC, a Delaware limited liability company

Appendix B

Unit Redemption Program

ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP

Unit Redemption Program

Definitions

Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Partnership Agreement.

Business Day – shall mean any day on which securities markets (e.g., the New York Stock Exchange) in the United States are open.

Feeder – shall mean Ares SME O TE LP, a Delaware limited partnership.

Fund – shall mean the Partnership, together with the Feeder, any other feeder funds formed for the purpose of investing into the Partnership, any Parallel Funds, and Intermediate Entities, collectively.

General Partner – shall mean Ares SME Management O GP LLC, a Delaware limited liability company, the general partner of the Partnership and the Feeder.

Intermediate Entities – shall mean, collectively, ASME O Holdings LLC, a Delaware limited liability company, ASME O CYM Holdings LP, a Cayman Islands exempted limited partnership, ASME O Holdings I LP, a Delaware limited partnership, ASME O Holdings II LP, a Delaware limited partnership, ASME O Holdings III LP, a Delaware limited partnership, ASME O Holdings IV LLC, a Delaware limited liability company, and any other entities formed by the General Partner for the purpose of directly or indirectly holding the Partnership’s investments.

Manager – shall mean Ares Capital Management LLC, a Delaware limited liability company.

Memorandum – shall mean Fund’s amended and restated confidential private placement memorandum (as may be further amended, restated or supplemented from time to time)

NAV – shall mean the net asset value, determined as of the last calendar day of each month as determined in accordance with the valuation policies of the Partnership, as updated from time to time. As described more fully in the Memorandum and as used herein, NAV of a Unit refers to the price at which transactions in the Fund’s Units are made, or “Transactional NAV.”

Parallel Funds – shall mean any investment vehicles established by the General Partner, Manager or their affiliates to accommodate legal, tax, regulatory, compliance, or certain other operational requirements which will generally co-invest (either directly or indirectly) in certain investments with the Partnership on a pro rata basis.

Partnership – shall mean Ares Sports, Media and Entertainment Opportunities LP, a Delaware limited partnership.

Partnership Agreement – shall mean the Fourth Amended and Restated Limited Partnership Agreement of the Partnership, as may be further amended, supplemented or restated from to time.

Program – shall mean this unit redemption program of the Partnership.

Redemption Date – shall mean the last calendar day of the applicable calendar quarter.

Redemption Price – shall mean the redemption price per Unit for each class of Units, which will be equal to the NAV per Unit of the applicable class as of the Redemption Date.

Units – shall mean fractional, undivided interests in the Partnership or the Feeder and/or interests in any Intermediate Entity or Parallel Fund, unless the context otherwise requires.

Unitholders – shall mean the holders of Units of the Partnership or the Feeder.

Unit Redemption Program

Unitholders may request that the Partnership redeem Units through their financial advisors or directly with the Partnership’s transfer agent. The procedures relating to the redemption of the Units are as follows:

•	Certain broker-dealers require that their clients process redemptions through their broker-dealer, which may impact the time necessary to process such redemption request, impose more restrictive deadlines than described under this Program, impact the timing of a Unitholder receiving redemption proceeds and require different paperwork or process than described in this Program. Unitholders should contact their broker-dealer first if they want to request the redemption of their Units.

•	This Program is expected to commence beginning the first quarter of 2026. Under this Program, unless the Program is modified, amended or suspended in any particular calendar quarter, the Partnership will redeem Units using a purchase price equal to the Redemption Price as of the Redemption Date (which Redemption Price, for the avoidance of doubt, is generally determined on or around the twentieth (20th) Business Day following the Redemption Date), subject to the Early Redemption Deduction (as defined below).

o	For each calendar quarter, a Unitholder may submit a redemption request and required documentation beginning the opening of business on the first Business Day of the calendar quarter and no later than 4:00 p.m. (Eastern time) on the last Business Day of the first month of the calendar quarter (such deadline, the “Redemption Deadline”).

o	For the avoidance of doubt, a redeeming Unitholder will not be eligible to receive distributions with a record date after the applicable Redemption Date. Additionally, all Units timely submitted for redemption and not withdrawn as of the Redemption Deadline, shall be excluded as of the Redemption Date from the Partnership’s NAV and such redeemed Units will not bear fees or expenses, including but not limited to Management Fees, Performance Participation Allocation and Servicing Fees.

•	Redemption requests received and processed by the Partnership’s transfer agent by the Redemption Deadline will be effected at the Redemption Price, subject to any Early Redemption Deduction.

o	For illustrative purposes, for redemptions occurring during the calendar quarter ended March 31, 2026, Unitholders may submit redemption requests until January 30, 2026, and accepted redemption requests will have a Redemption Date as of March 31, 2026, with a Redemption Price of the Redemption Date NAV (which should be determined on or around April 29, 2026). Such redeeming Unitholders shall receive distributions with a record date on or prior to March 31, 2026, if any, but for distributions with a record date after March 31, 2026, such redeemed Units shall be excluded from the Partnership’s NAV, and therefore, will not bear any fees or expenses nor receive any distributions.

•	Settlements of redemptions will generally be made in cash approximately thirty-five (35) calendar days after the Redemption Date (e.g., a Unitholder requesting a March 31st redemption would generally be expected to receive a settlement on or around May 5th).

•	Unitholders may withdraw any redemption request before 4:00 p.m. (Eastern time) on the Redemption Deadline of the applicable calendar quarter by notifying the Partnership’s transfer agent, directly or through the Unitholder’s financial intermediary, on the Partnership’s toll-free, automated telephone line, 1-888-310-9352. The line is open on each Business Day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time).

•	If a redemption request is received after 4:00 p.m. (Eastern time) on the Redemption Deadline of the applicable calendar quarter, the redemption request generally will not be accepted for that quarter. If a Unitholder still wishes to have its Units redeemed, the redemption request must be resubmitted by the next quarterly Redemption Deadline or recommencement of the Program, as applicable. Redemption requests received and processed by the Partnership’s transfer agent on a Business Day, but after the close of business on that day or on a day that is not a Business Day, will be deemed to be received on the next Business Day. All questions as to the form and validity (including time of receipt) of redemption requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding.

•	Redemption requests may be made by mail or by contacting the Unitholder’s financial intermediary, both subject to certain conditions described in this Program. If making a redemption request by contacting the Unitholder’s financial intermediary, the Unitholder’s financial intermediary may require the Unitholder to provide certain documentation or information. If making a redemption request by mail to the transfer agent, the Unitholder must complete and sign a Redemption of Units form, a form of which is attached hereto as Schedule A. Written requests should be sent to the Partnership’s transfer agent at the following address:

Ares Sports, Media and Entertainment Opportunities LP

c/o SS&C GIDS, Inc.

801 Pennsylvania Avenue Suite 219079

Kansas City, MO 64105

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

•	For processed redemptions, Unitholders investing with a financial intermediary will receive redemption proceeds via their preferred payment method to the account at their financial intermediary from which their subscription funds were debited.

•	Unitholders investing without a financial intermediary may request that redemption proceeds be paid by mailed check, provided that the check is mailed to an address on file with the Partnership’s transfer agent for at least thirty (30) calendar days. Unitholders should check with their broker-dealer that such payment may be made via check or wire transfer, as further described below.

•	Unitholders investing without a financial intermediary may also receive redemption proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the Partnership’s transfer agent or, upon instruction, to another financial institution provided that the Unitholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions.

•	A medallion signature guarantee may be required in certain circumstances described below. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. The Partnership reserves the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. The Partnership may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) a Unitholder wishes to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least thirty (30) calendar days or sent to an address other than such Unitholder’s address of record for the past thirty (30) calendar days; or (3) the Partnership’s transfer agent cannot confirm a Unitholder’s identity or suspects fraudulent activity.

•	If a Unitholder has made multiple purchases of the Partnership’s Units, any redemption request will be processed on a first in/first out basis.

Minimum Account Redemptions

In the event that any Unitholder fails to maintain the minimum balance of $500 of Units, the Partnership may redeem all of the Units held by that Unitholder at the Redemption Price in effect on the date the Partnership determines that such Unitholder has failed to meet the minimum balance, less any Early Redemption Deduction. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Partnership’s NAV. Minimum account redemptions are subject to the Early Redemption Deduction.

Redemption Limitations

The General Partner may cause the Fund to redeem fewer Units than have been requested in any particular calendar quarter to be redeemed under this Program, or none at all, in its discretion at any time. In addition, redemptions under this Program will be limited in any calendar quarter to 3% of the Fund’s Units outstanding (by aggregate NAV of the Partnership (including NAV attributable to the Feeder) and any Parallel Fund) as of the last calendar day of the immediately preceding calendar quarter. For the avoidance of doubt, Unitholders who are exchanging a class of Units for an equivalent aggregate NAV of another class of Units will not be subject to, and will not be treated as redeeming for the calculation of, the 3% quarterly calculation on redemptions.

If the quarterly volume limitation is reached in any particular calendar quarter or the General Partner determines to redeem fewer Units than have been requested to be redeemed in any particular calendar quarter, Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after the Fund has redeemed all Units for which redemption has been requested due to death, qualifying disability and other limited exceptions. Unsatisfied redemption requests will not be automatically carried over to the next redemption period and, in order for a redemption request to be reconsidered, Unitholders must resubmit their redemption request by the next quarterly Redemption Deadline or recommencement of the Program, as applicable.

Should redemption requests, in the General Partner’s judgment, place an undue burden on the Fund’s liquidity, adversely affect the Fund’s operations or risk having an adverse impact on the Fund as a whole, or should the General Partner otherwise determine that investing in liquid assets or other investments rather than redeeming the Fund’s Units is in the best interests of the Fund as a whole, the General Partner may choose to redeem fewer Units in any particular calendar quarter than have been requested to be redeemed, or, with the approval of the Independent Directors, none at all. Further, the General Partner (with the approval of the Independent Directors) may make exceptions, modify or suspend this Program (including to make exceptions to the redemption limitations, or redeem fewer Units than such redemption limitations) if, in its reasonable judgment, it deems such action to be in the best interest of the Fund and its Unitholders; provided that the any material modification to the Unit Redemption Program or suspension thereof will require the approval of the Independent Directors. Material amendments to and/or suspension of this Program may be made by the General Partner (with the approval of the Independent Directors) and will be, to the extent required under the Partnership Agreement, promptly disclosed in such manner as is required under the Partnership Agreement. In addition, the General Partner (with the approval of the Independent Directors) may determine to suspend this Program due to regulatory changes, changes in law or if the General Partner becomes aware of undisclosed material information that it believes should be publicly disclosed before Units are redeemed. The General Partner (with the approval of the Independent Directors) must affirmatively authorize the recommencement of this Program if it is suspended before Unitholder requests will be considered again.

As described in the Memorandum, Units held by the Manager acquired as payment of the Management Fee may be redeemed at the Manager’s request and will not be subject to the quarterly volume limitations described herein or the Early Redemption Deduction. In addition, any redemptions of Units in respect of distributions on the Performance Participation Allocation to the General Partner may be redeemed at the General Partner’s request and will not be subject to the quarterly volume limitations described herein or the Early Redemption Deduction.

Early Redemption Deduction

Subject to limited exceptions, Units that have not been outstanding for at least 18 months will be subject to an early redemption deduction equal to 5% of the value of the NAV of the Units being redeemed (calculated as of the Redemption Date) (an “Early Redemption Deduction”). The 18-month holding period is measured as of the subscription closing date immediately following the prospective Redemption Date. The Early Redemption Deduction will not apply to Units acquired through the Fund’s distribution reinvestment plan or Units being exchanged for an equivalent aggregate NAV of another class of Units.

The General Partner may, from time to time, waive the Early Redemption Deduction in its discretion, including, without limitation, in the following circumstances (subject to conditions described below):

•	redemptions resulting from death or qualifying disability of a Unitholder;

•	in the event that a Unitholder’s Units are redeemed because such Unitholder has failed to maintain the $500 minimum account balance;

•	in the case of redemptions arising from the rebalancing of a model portfolio sponsored by a financial intermediary; or

•	due to trade or operational error.

As set forth above, the Partnership may waive the Early Redemption Deduction in respect of redemption of Units resulting from the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a Unitholder who is a natural person, including Units held by such Unitholder through a trust or an individual retirement account or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the Unitholder, the recipient of the Units through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust or (ii) in the case of qualified disability, receiving written notice from such Unitholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the Unitholder became a Unitholder. The Partnership must receive the written redemption request within 18 months after the death of the Unitholder or the initial determination of the Unitholder’s qualifying disability in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death or qualifying disability of a Unitholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the Unitholder. If spouses are joint registered holders of Units, the request to have the Units redeemed may be made if either of the registered holders dies or acquires a qualified disability. If the Unitholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to a waiver of the Early Redemption Deduction upon death or qualifying disability does not apply.

Unitholders of the Feeder and any Parallel Fund

For the avoidance of doubt, the Feeder, as an investor in the Partnership, participates in this Program as if it were a direct holder of Units of the Partnership. Any Unit redemption program for a Parallel Fund will include substantially similar timing, volume and suspension limitations as provided for in this Program. Redemption requests from Unitholders of any Parallel Fund will be pooled together with the redemption requests of the Partnership and the Feeder in applying the redemption limitations above and Unitholders of such Parallel Funds will be subject to the same pro rata redemption treatment, if applicable. The Partnership may in its sole discretion waive the Early Redemption Deduction for its feeder funds (including the Feeder), Parallel Funds, similar arrangements in certain markets, and underlying investors of the foregoing.

Items of Note

•	Unitholders will not receive interest on amounts represented by uncashed redemption checks;

•	Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld;

•	Internal Revenue Service regulations require the Partnership to determine and disclose on Schedule K-1 the adjusted cost basis for Units of the Partnership sold or redeemed; and

•	All Units requested to be redeemed must be beneficially owned by the Unitholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the Unitholder of record or his or her estate, heir or beneficiary, and such Units must be fully transferable and not subject to any liens or encumbrances. In certain cases, the Partnership may ask the requesting party to provide evidence satisfactory to the Partnership that the Units requested for redemption are not subject to any liens or encumbrances. If the Partnership determines that a lien exists against the Units, the Partnership will not be obligated to redeem any Units subject to the lien.

Mail and Telephone Instructions

The Partnership and its transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized Unitholder transactions if they reasonably believe that such instructions were genuine. The Partnership’s transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the Unitholder to provide certain specific identifying information on file and sending written confirmation to Unitholders of record. The Partnership and the Partnership’s transfer agent shall not be liable for failure by the Unitholder or its agent to properly act upon instructions in a timely manner under any circumstances. Failure by the Unitholder or its agent to notify the Partnership’s transfer agent within sixty (60) calendar days from receipt of such confirmation, that the instructions were not properly acted upon or any other discrepancy will fully relieve the Partnership, the Partnership’s transfer agent and the financial advisor of any liability with respect to the discrepancy

Schedule A

Form of Redemption of Units Form

Redemption of Units Form Effective January 2026 This Redemption of Units Form must be received no later than 4:00 pm (Eastern time) January 30, 2026 to be eligible for the Q1 redemption window. This Redemption of Units Form may be used to request that your limited partnership units (“Units”) of Ares Sports, Media and Entertainment Opportunities LP (the "Fund") and/or Ares SME O TE LP (the "Feeder" and, together with the Fund, "Ares SME Opps"). 1. Current Subscriber Information (Please check the box(es) to indicate which Units you wish to have redeemed) | | Class S Units |~| Class S-E Units □ Class A-S Units | | Class A-S-E Units □Class D Units | | Class DTE Units p | Class A-D Units f | Class A-Die Units □ Class N Units I | Class N-E Units □ Class A-N Units j | Class A-NiE Units | | Class I Units I | Class he Units □ Class A-l Units I | Class A-liE Units □ Class E Units |" Class ETE Units Registration (Please print name in which Units are registered) Investor Social Security/Taxpayer ID # Go-Investor Social Security/Taxpayer ID # Street Address City State ZIP Email Address Telephone Number Ares Account Number Brokerage Account Number 2. Redemption Request ? Full redemption. I I Partial redemption, number of Units: or $: If, as a result of a partial redemption, you fail to maintain a minimum balance of $500 of Units, subject to the General Partner's (as defined below) discretion. Ares SME Opps may redeem all of your Units at the redemption price in effect on the date Ares SME Opps determines that you failed to meet the minimum balance, less any applicable discount for Units that have been outstanding for less than 18 months (the "Early Redemption Deduction"). If your request is due to death or qualifying disability, please note this below: ? Death — Please provide copy of the death certificate. ? Qualifying Disability — Please provide the physician certification form. A copy can be obtained from your financial professional. If the quarterly volume limitation is reached in any particular calendar quarter or Ares SME Opps redeems fewer Units than have been requested to be redeemed in any particular calendar quarter, Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after redeeming all Units for which redemption has been requested due to death, qualifying disability and other limited exceptions. Ares SME Opps may in its sole discretion waive the Early Redemption Deduction in respect of redemption of Units resulting from the death or qualifying disability of a unitholder of Ares SME Opps (each, a "Unitholder"): provided that Ares SME Opps receives this completed and executed Redemption of Units Form within 18 months after the death of the Unitholder or the initial determination of the Unitholder's qualifying disability, as applicable. 3. Non-Custodial Payment Instructions (Check only one box) CUSTODIAL - REDEM PTION PROCEEDS WILL BE SENT TO THE CUSTODIAN FOR DEPOSIT INTO THE CUSTODIAL ACCOUNT CITED IN YOUR UNITHOLDER RECORD. CUSTODIAL SIGNATURE REQUIRED. Q Mail to Address of Record | | Current Method of Receiving Distribution Proceeds |~1 ACH to Bank Account (provide a voided check) |~~| Mail to Alternate Address listed below Required for redemption payments in excess of $100,000 Complete below if you wish to have proceeds sent to an addresser instructions not on file. If you complete this section, a Medallion Signature is required. Issue check to: Name Address City State ZIP Brokerage Account Number, if applicable Bank Name Name(s) on Bank Account ABA Routing Number Bank Account Number Page lot 2

Redemption of Units Form Effective January 2026 This Redemption of Units Form must be received no later than 4:00 pm (Eastern time) January 30, 2026 to be eligible for the Q1 redemption window. 4. Subscriber Signatures Under the Unit redemption program (the "Program"), Unitholders may request redemption of Units by timely submitting this written notice so that it is received by Ares SME Opps' transfer agent in good order by 4:00 pm (Eastern time) on the last business day of the first month of the applicable quarter (the "Redemption Deadline"). Settlement for accepted redemption requests will generally be made in cash approximately thirty-five (35) calendar days after the Redemption Date (as defined below). Redemption requests received and processed by Ares SME Opps' transfer agent will be effected at a redemption price equal to the net asset value ("NAV") per Unit of the applicable class as of the last calendar day of the applicable calendar quarter (the "Redemption Date") (subject to any Early Redemption Deduction, if applicable). Unitholders may also withdraw their redemption request by notifying the Ares SME Opps' transfer agent, directly or through the Unitholder's financial intermediary, on our toll-free, automated telephone line, 888.310.9352 by 4:00 pm (Eastern time) on the Redemption Deadline of the applicable calendar quarter. Redemptions under the Program will be limited in any calendar quarter to 3% of Ares SME Opps' outstanding Units (by aggregate NAV of Ares SME Opps) as of the last calendar day of the immediately preceding calendar quarter. If the quarterly volume limitation is reached in any particular calendar quarter or Ares SME Management O GP LLC, Ares SME Opps' general partner (the "General Partner") determines to redeem fewer Units than have been requested to be redeemed in any particular calendar quarter, Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after Ares SME Opps has redeemed all Units for which redemption has been requested due to death, qualifying disability and other limited exceptions. Unsatisfied redemption requests will not be automatically carried over for the next available Redemption Date and, in order for a redemption request to be reconsidered, Unitholders must resubmit their redemption requests by the next available Redemption Deadline. Redemption requests received and processed by the Ares SME Opps's transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. See the complete description of the Program incorporated as an appendix to the fourth amended and restated limited partnership agreement of the Fund. Information regarding Unitholder redemption requests may be provided by Ares SME Opps to the Unitholder's broker of record. Ares Wealth Management Solutions, LLC ("AWMS"), or any successor thereto (the "Dealer Manager"), is a broker dealer affiliate of Ares Capital Management LLC (the "Manager"), is registered with the Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority ("FINRA"). The Dealer Manager does not sell securities directly to the general public. Rather, the Dealer Manager's primary business is the wholesale distribution of Ares Management Corporation managed or affiliated products. Transactions with retail customers are generally conducted on a wholesale basis through other broker dealers, investment advisers and banks. The Dealer Manager does not make any investment recommendations nor provide investment advice to investors and has not, and is not responsible for, evaluating whether or not the redemption of the Units is in the best interest of the investor. Signature of Investor or Trustee Signature of Co Investor or Trustee, if applicable Date Signature of Authorized Custodian, if applicable Guarantor: Affix signature guarantee here. Guarantor: Affix signature guarantee here. A Medallion Signature Guarantee is required. A notary public is not an acceptable guarantor. We require a medallion signature guarantee if, among other reasons; (1) If the account is custodian held (Medallion Signature Guarantee must be completed by the custodian); (2) the amount of the redemption request is over $500,000; (3) you wish to have redemption proceeds transferred to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (4) our transfer agent cannot confirm your identity or suspects fraudulent activity. Signature guarantees from financial institutions, which are not participating in any of these medallion programs, will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. Please mail this completed Redemption of Units Form to; Direct Overnight Mail: P.O. Box: Ares Sports, Media and Entertainment Ares Wealth Management Solutions Opportunities LP c/o SS GIDS, Inc. c/o SS GIDS, Inc. 801 Pennsylvania Avenue Suite 219079 801 Pennsylvania Avenue Suite 219079 Kansas City, MO 64105 Not a Deposit I Not FDIC Insured I Not Guaranteed by the Bank I May Lose Value I Not Insured by Any Federal Government Agency Ares Wealth Management Solutions Contact Information; Phone: 855.844.8655 Website; areswms.com Email: SMEoperations-AWMS-DL@aresmgmt.com Page 2 of 2